As filed with the Securities and Exchange Commission on December 3, 2021

Registration No. 333-238051

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DraftKings Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

84-4052441
(I.R.S. Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116
(617) 986-6744

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Stanton Dodge
Chief Legal Officer
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
(617) 986-6744

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Tel: (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 12, 2020, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-238051), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2020, as amended by (i) the Post-Effective Amendment No. 1 which was filed on June 16, 2020 and subsequently declared effective by the SEC on June 18, 2020, (ii) the Post-Effective Amendment No. 2 which was filed on October 5, 2020 and subsequently declared effective by the SEC on October 6, 2020, (iii) the Post-Effective Amendment No. 3 which was filed on February 26, 2021 and subsequently declared effective by the SEC on March 5, 2021 and (iv) the Post-Effective Amendment No. 4 which was filed on May 28, 2021 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 5 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 5”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 5. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2021

PRELIMINARY PROSPECTUS

180,051,035 Shares of Class A Common Stock
1,659,094 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to (i) 1,659,094 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), that may be issued upon exercise of all outstanding warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, which consist of the private placement warrants (as defined below) (ii) 6,000,000 shares of Class A common stock, issued upon the satisfaction of certain triggering events (as described herein), and (iii) 46,577 shares of Class A common stock issuable upon the exercise of outstanding options granted under the DraftKings Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) and DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan (the “2012 Equity Incentive Plan”, and together with the 2017 Equity Incentive Plan, the “Plans”) held by former consultants of DraftKings Inc., a Delaware corporation.

The prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (i) 172,345,364 shares of our Class A common stock and (ii) 1,659,094 warrants. We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “DKNG”. On December 2, 2021, the closing price of our Class A common stock was $31.30 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue (i) shares of Class A common stock upon exercise of the private placement warrants, (ii) shares of Class A common stock issued upon the satisfaction of certain triggering events (as described herein) and (iii) shares of Class A common stock issuable upon the exercise of outstanding options granted under the 2017 Equity Incentive Plan and 2012 Equity Incentive Plan held by former consultants of DraftKings Inc., a Delaware corporation. The Selling Securityholders may use the shelf registration statement to sell shares of Class A common stock and warrants, in each case up to the amounts described in the section entitled “Selling Securityholders”, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, together with the information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

On April 23, 2020 (the “Closing Date”), Diamond Eagle Acquisition Corp., our predecessor company (“DEAC”), consummated the business combination (the “Business Combination”) pursuant to the terms of: (i) the business combination agreement (as amended by Amendment No. 1 thereto, dated April 7, 2020, the “Business Combination Agreement”) with DraftKings Inc., a Delaware corporation (“Old DK”), SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBTech”), the shareholders of SBTech (the “SBT Sellers”), Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, DEAC NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of DEAC (“DEAC NV”) and DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC (“Merger Sub”) and (ii) the agreement and plan of merger, dated as of March 12, 2020, by and among DEAC and DEAC NV. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”, and such completion, the “Closing”), Old DK became a direct wholly-owned subsidiary of DEAC NV. In connection with the Transactions, DEAC NV changed its name to DraftKings Inc.

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SELECTED DEFINITIONS

•	“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 22, 2019, as amended on April 7, 2020, by and among DEAC, Old DK, SBT, the SBT Sellers party thereto, the SBT Sellers’ Representative, DEAC NV and Merger Sub.

•	“Board” or “board of directors” refers to our board of directors.

•	“Business Combination” refers to the transactions contemplated by the BCA.

•	“Charter” refers to our amended and restated articles of incorporation.

•	“Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of the Company.

•	“Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of the Company.

•	“Closing” refers to the closing of the Business Combination.

•	“Closing Date” refers to April 23, 2020, the date on which the Closing occurred.

•	“Convertible Notes” refers to those certain subordinated convertible notes, issued by Old DK on or after December 16, 2019 to certain investors in an aggregate principal amount of approximately $109.2 million.

•	“Convertible Senior Notes due 2028” refers to those 0% convertible senior notes due 2028 issued by the Company on March 18, 2021 in aggregate principal amount of $1.265 billion.

•	“DEAC” refers to Diamond Eagle Acquisition Corp., a Delaware corporation.

•	“DEAC Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of DEAC.

•	“DEAC NV” refers to DEAC NV Merger Corp., a Nevada corporation, which was renamed DraftKings Inc. in connection with the Closing.

•	“DEAC warrants” refers to the public warrants, the private placement warrants and the PIPE Warrants, each of which was exercisable for one share of DEAC Class A common stock at an exercise price of $11.50 per share, in accordance with its terms, and upon the Closing, became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s previously outstanding warrants.

•	“dollars” or “$” refers to U.S. dollars.

•	“DraftKings” refers to, prior to the Business Combination, DraftKings Inc., a Delaware corporation, and following the Business Combination, DraftKings Inc., a Nevada corporation, and its consolidated subsidiaries.

•	“DraftKings Class A common stock” refers to the shares of Class A common stock, par value $0.0001 per share, of DraftKings.

•	“DraftKings Class B common stock” refers to the shares of Class B common stock, par value $0.0001 per share, of DraftKings.

•	“earnout shares” refers to the (i) 5,388,000 shares of DraftKings Class A common stock that were delivered and deposited into a custodian account and (ii) 612,000 shares of DraftKings Class A common stock that were delivered to I.B.I. Trust Management, the trustee, in each case, to be released pro-rata to the recipients thereof only upon the occurrence of certain triggering events that relate to the achievement of certain stock price thresholds based upon the volume weighted average share price of our Class A common stock ranging from $12.50 to $16.00 at any time during a four-year period commencing on the Closing Date. On May 21, 2020, the triggering events for the issuance of all earnout shares occurred, as the volume weighted average share price of our Class A common stock had been greater than or equal to $16.00 over the previous 20 trading days.

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•	“Merger Sub” refers to DEAC Merger Sub Inc., a Delaware corporation.

•	“Nasdaq” refers The Nasdaq Global Select Market.

•	“Old DK” refers to, prior to the Business Combination, DraftKings Inc., a Delaware corporation.

•	“Old DK Warrants” refers to the 180,103 warrants initially issued by Old DK to certain institutional investors and which were assumed by the Company.

•	“private placement warrants” refers to the 3,333,332 warrants initially issued to DEAC’s Sponsor and Harry Sloan in a private placement simultaneously with the closing of DEAC’s initial public offering, each of which is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share, in accordance with its terms, and does not include the PIPE Warrants.

•	“public warrants” refers to the warrants to purchase shares of DEAC Class A common stock sold as part of the units in DEAC’s initial public offering, each of which, until July 7, 2020 when we redeemed all of our outstanding public warrants that had not been exercised as of July 2, 2020, was exercisable for one share of DEAC Class A common stock at an exercise price of $11.50 per share, in accordance with its terms (whether they were purchased in that offering or thereafter in the open market), and upon the Closing, became warrants to acquire shares of Class A common stock on the same terms as DEAC’s public warrants.

•	“reincorporation” refers to the change of DEAC’s jurisdiction of incorporation from Delaware to Nevada in connection with the Business Combination through the merger of DEAC with and into DEAC NV, with DEAC NV surviving the merger, pursuant to the terms and subject to the conditions of the Reincorporation Merger Agreement.

•	“Reincorporation Merger Agreement” refers to the Agreement and Plan of Merger, dated as of March 12, 2020, by and between DEAC and DEAC NV.

•	“SBT” or “SBTech” refers to SBTech (Global) Limited, a company limited by shares, originally incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V.

•	“SBT Sellers” refers to each of the holders of capital stock of SBT party to the BCA.

•	“SBT Sellers’ Representative” refers to Shalom Meckenzie in his capacity as representative of the SBT Sellers under the BCA.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Sponsor” refers to Eagle Equity Partners, LLC, a Delaware limited liability company controlled by Jeff Sagansky and Eli Baker.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements relating to our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements may include, for example, statements about:

•	factors relating to our business, operations and financial performance, including:

•	our ability to effectively compete in the global entertainment and gaming industries;

•	our ability to successfully acquire and integrate new operations;

•	our ability to obtain and maintain licenses with gaming authorities;

•	our inability to recognize deferred tax assets and tax loss carryforwards;

•	market and global conditions and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (“COVID-19”) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors; and

•	litigation and the ability to adequately protect our intellectual property rights.

These forward-looking statements are based on information available as of the date such forward-looking statements are made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy information and information statements and other information about issuers such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We also maintain an Internet website at www.draftkings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual document for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 3, 2021 and Amendment No. 2 on Form 10-K/A, filed with the SEC on November 5, 2021;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021, as amended by Amendment No.1 on Form 10-Q/A, filed with the SEC on November 5, 2021, the quarter ended June 30, 2021, filed with the SEC on August 8, 2021, as amended by Amendment No.1 on Form 10-Q/A, filed with the SEC on November 5, 2021, and the quarter ended September 30, 2021, filed with the SEC on November 5, 2021;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2021;

•	our Current Reports on Form 8-K filed with the SEC on August 10, 2021, August 9, 2021 (excluding item 7.01 of such Current Report), April 30, 2021 (Accession No. 0001104659-21-059025), April 30, 2021 (Accession No. 0001104659-21-059212), March 18, 2021, March 16, 2021, March 15, 2021 and March 5, 2021;

•	the audited financial statements of SBTech (including the notes related thereto) included in our prospectus, dated March 5, 2021 (Reg No. 333-238051), filed with the SEC pursuant to Rule 424(b) under the Securities Act; and

•	the description of our Class A common stock in the registration statement on Form 8-A, dated May 10, 2019, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated June 29, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, MA 02116
(617) 986-6744

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

We are a digital sports entertainment and gaming company. We provide users with daily fantasy sports, sports betting and iGaming opportunities, and we are also involved in the design and development of sports betting and casino gaming platform software for online and retail sportsbook and casino gaming products.

Our mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through daily fantasy sports contests, sports betting and iGaming.

We seek to innovate and to constantly improve our games and product offerings. Our focus is on creating unique and exciting experiences for our users. We are also highly focused on our responsibility as stewards of this new era in real-money gaming. Our ethics guide every decision we make, both in respect for the tradition of sports and in our investment in regulatory compliance and consumer protection that have guided our company.

DraftKings Inc., a Nevada corporation (the “Company”), was originally known as DEAC NV Merger Corp. (“DEAC NV”), a wholly-owned subsidiary of our predecessor Diamond Eagle Acquisition Corp. (“DEAC”), a special purpose acquisition company, which completed its initial public offering in May 2019. DEAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On April 23, 2020, DEAC consummated the Business Combination. In connection with the Closing of the Business Combination, (i) DEAC changed its jurisdiction of incorporation to Nevada by merging with and into DEAC NV, with DEAC NV surviving the merger and changing its name to “DraftKings Inc.”, (ii) following the reincorporation, DEAC Merger Sub Inc., a wholly-owned subsidiary of DEAC, merged with and into Old DK, with Old DK surviving the merger (the “DK Merger”) and (iii) immediately following the DK Merger, the Company acquired all of the issued and outstanding share capital of SBT (the “SBTech Acquisition”). Upon consummation of the foregoing transactions, Old DK and SBT became wholly-owned subsidiaries of the Company. In connection with the Closing of the Business Combination, the issued and outstanding shares of DEAC’s Class A common stock were exchanged, on a one-for-one basis, for shares of DraftKings Class A common stock. Similarly, all of DEAC’s outstanding warrants became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s warrants.

On August 9, 2021, the Company and Golden Nugget Online Gaming, Inc. (“GNOG”) entered into a definitive agreement for the Company to acquire GNOG in an all-stock transaction (the “GNOG Transaction”). As part of the GNOG Transaction, the Company will undergo a holding company reorganization whereby a new holding company (“New DraftKings”) will become the going-forward public company for both DraftKings and GNOG. It is expected that New DraftKings will be renamed DraftKings, Inc. at the closing of the GNOG Transaction.

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

Our principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, MA 02116. Our telephone number is (617) 986-6744, and our website address is www.draftkings.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering the issuance by us of (i) shares of our Class A common stock that may be issued upon exercise of all outstanding warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, which consist of the private placement warrants, (ii) shares of Class A common stock issued upon the satisfaction of certain triggering events (as described herein) and (iii) shares of Class A common stock issuable upon the exercise of outstanding options granted under the DraftKings Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) and DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan (the “2012 Equity Incentive Plan”) held by former consultants of DraftKings Inc., a Delaware corporation. As of November 12, 2021, there were 1,659,094 private placement warrants outstanding, 6,000,000 earnout shares outstanding and 46,577 outstanding options granted under the 2017 Equity Incentive Plan and 2012 Equity Incentive Plan as to which underlying shares of Class A common stock are being registered.

We are also registering the resale by the Selling Securityholders or their permitted transferees of shares of Class A common stock and warrants, in each case up to the aggregate amounts listed under the section entitled “Selling Securityholders”.

On July 7, 2020, we redeemed all of our outstanding public warrants that had not been exercised as of July 2, 2020, which resulted in the exercise of 17.6 million warrants for proceeds to us of $201.5 million and the redemption of 78,156 public warrants at a redemption price of $0.01 per warrant.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

Issuance of Class A Common Stock

The following information is as of November 12, 2021 and does not give effect to issuances of our Class A common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Class A common stock to be issued upon exercise of all outstanding private placement warrants	1,659,094 shares

Shares of our Class A common stock outstanding prior to exercise of all warrants	406,526,609(1)

Use of proceeds

We will receive up to an aggregate of approximately $19.08 million from the exercise of all outstanding private placement warrants, assuming the exercise in full of all such warrants for cash.

We will receive up to an aggregate of approximately $165.5 thousand from the exercise of stock options under the 2017 Equity Incentive Plan and the 2012 Equity Incentive Plan.

We do not receive any proceeds from the issuance of the earnout shares.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants and stock options for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A common stock and warrants

Shares of Class A common stock offered by the Selling Securityholders (including 1,659,094 shares of Class A common stock that may be issued upon exercise of the private placement warrants)	172,345,364 shares

Warrants offered by the Selling Securityholders (representing the private placement warrants)	1,659,094 warrants

Exercise price	$11.50 per share, subject to adjustment as described herein.

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Class A common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Ticker symbols	“DKNG” for the Class A common stock.

(1)	Represents the number of shares of Class A common stock outstanding as of November 12, 2021. The number of outstanding shares of Class A common stock also does not include (i) treasury shares (ii) the shares of Class A common stock reserved for issuance under the DraftKings Inc. 2020 Incentive Plan (iii) the shares of Class A common stock reserved for issuance under the DraftKings Employee Stock Purchase Plan (“ESPP”), (iv) shares of Class A common stock issuable upon the exercise of outstanding options to purchase shares of Class A common stock, (v) shares of Class A common stock issuable upon exercise of outstanding restricted stock units, (vi) shares of Class A common stock underlying our private placement warrants and (vii) shares of Class A common stock reserved for issuance in connection with the potential conversion of our Convertible Senior Notes due 2028.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factor set forth below, as well as the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

We may redeem certain unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

None of the private placement warrants are redeemable by us so long as they are held by their initial purchasers or their permitted transferees. If the private placement warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the private placement warrants will be redeemable by DraftKings and exercisable by the holders on the same basis as the public warrants. Public warrants are redeemable at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the warrants at the then-current market price when the holder might otherwise wish to hold onto such warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

In addition, we may redeem warrants after they become exercisable for a number of shares of our Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.

USE OF PROCEEDS

All of the shares of Class A common stock and the warrants (including shares of Class A common stock underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $19.08 million from the exercise of all outstanding private placement warrants and, assuming the exercise in full of all such warrants for cash. We will receive up to an aggregate of approximately $165.5 thousand from the exercise of stock options under the 2017 Equity Incentive Plan and the 2012 Equity Incentive Plan. We do receive proceeds from the issuance of the earnout shares. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to DraftKings Inc. and its subsidiaries after the Closing, and DEAC prior to the Closing.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S–X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the related transactions:

•	The Reverse Recapitalization between Merger Sub and DraftKings Inc., a Delaware corporation (“Old DK”);

•	The SBTech Acquisition;

•	The Private Placement; and

•	The issuance of Convertible Notes, which converted into shares of DEAC’s Class A common stock immediately prior to the consummation of the Business Combination.

DEAC was incorporated as a Delaware corporation on March 27, 2019, and completed its initial public offering on May 14, 2019. DEAC was a blank check company formed to acquire one or more businesses through a business combination transaction. Upon the closing of DEAC’s initial public offering, $400.0 million from the net proceeds thereof was placed in a trust account. At the closing of the Business Combination, the total amount in trust available for transaction consideration, net of cash used for redemptions, was $404.9 million.

The following describes the two operating entities with which DEAC combined on April 23, 2020:

•	Old DK was organized on December 29, 2011 as a Delaware corporation. It was founded with the initial mission of leveraging unique technology, analytics and marketing capabilities to deliver a daily fantasy sports offering.

•	SBTech was incorporated on July 24, 2007 under the laws of Gibraltar. It was originally named Jamtech Limited, subsequently renamed Networkpot Limited and thereafter renamed SBTech (Global) Limited on August 16, 2010.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 present the pro forma effect of the Business Combination and the related transactions as if they had been completed on January 1, 2020.

The unaudited pro forma consolidated financial information does not include an unaudited pro forma consolidated balance sheet as of December 31, 2020 as the Business Combination was consummated on April 23, 2020 and is reflected in our historical unaudited consolidated balance sheet as of December 31, 2020, incorporated by reference in this prospectus.

The pro forma combined financial statements do not necessarily reflect what DraftKings’ results of operations would have been had the Business Combination and the related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future results of operations of the post–combination company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited condensed consolidated financial statements for the year ended December 31, 2020, which are incorporated by reference in this prospectus.

This information should be read together with Old DK’s, and SBTech’s audited financial statements and related notes, as well as “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in DraftKings’ Annual Report on Form 10-K, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A, and other financial information, included or incorporated by reference in this prospectus.

The Reverse Recapitalization was accounted for as a reverse merger for which DraftKings was determined to be the accounting acquirer based on the following predominant factors:

•	Old DK has the largest voting interest in DraftKings;

•	The board of directors has 13 members, and DraftKings has nominated ten members of the Board;

•	Old DK’s former management makes up the vast majority of the management of DraftKings;

•	Old DK is the largest entity by revenue and net income/loss;

•	DraftKings’ Class B common stock issued to one DraftKings stockholder allows for incremental voting rights;

•	The post–combination company assumed Old DK’s name.

Other factors were considered but they would not change the preponderance of factors indicating that Old DK was the accounting acquirer.

The merger between Old DK and Merger Sub was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization for which Old DK has been determined to be the accounting acquirer (the “Reverse Recapitalization”) was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK. The SBTech Acquisition was treated as a business combination under Financial Accounting Standards Board’s ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

Description of the Business Combination

Pursuant to the Business Combination Agreement, DEAC acquired all of the issued and outstanding equity interests of Old DK and SBTech in exchange for cash and equity.

The following summarizes the consideration issued at closing in the Reverse Recapitalization and SBTech Acquisition at a $17.53 share price (as of April 23, 2020):

Total Consideration (in 000s)	Amounts
Share Consideration – DraftKings	$3,620,939
Cash Consideration – SBTech (1)	188,303
Share Consideration – SBTech (2)	789,064
Total Merger Consideration	$4,598,306

(1)	Includes the cash consideration, adjusted for the Net Debt Amount, the Working Capital Adjustment, and the Aggregate Strike Price Amount, as stipulated by the Business Combination Agreement, resulting in cash consideration of $184.7 million. Also includes other cash consideration related to transaction costs incurred by SBTech shareholders to be borne by DraftKings, costs related to the SBTech restructuring transaction that were paid by DraftKings, and the tail liability insurance for SBTech’s directors and officers, as specified in the Business Combination Agreement.

(2)	Includes $776,524 for the share consideration for SBTech equity of 40,739 shares and SBTech employees’ vested options of 3,557 options, and $12,541 of contingent consideration for the 720 earnout shares issued to former stockholders of SBTech as part of the Business Combination, recognized at their Acquisition Date fair value.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are based on the historical financial statements of DEAC, Old DK, and SBTech. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2020
(Amounts in thousands, except per share data)

	For the	For the period	For the period from January 1, 2020 to						For the Year
	Year Ended December 31, 2020 DraftKings (Historical)	from January 1, 2020 to April 23, 2020 DEAC (Historical)	April 23, 2020 SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 – PF)		Purchase Accounting Adjustments (Note 4 – PPA)		Ended December 31, 2020 Pro Forma Combined
Revenue	$614,532	$–	$28,970	$–	$–		$–		$643,502
Cost of revenue	346,589	–	12,619	–	–		18,017	AA	377,225
Sales and marketing	495,192	–	4,335	–	–		–		499,527
General and administrative	447,374	1,979	12,330	–	(30,714	)AA	146	BB	431,272
					157	DD
Product and technology	168,633	–	–	17,596	–		–		186,229
Research and development expenses	–	–	17,596	(17,596)
(Loss) / Income from operations	(843,256)	(1,979)	(17,910)	–	30,557		(18,163)		(850,751)
Other income (expense):
Interest income (expense)	(1,070)	–	–	(460)	–		–		(1,530)
Other income – interest on trust account	–	1,444	–	–	(1,444	)BB	–		–
Gain on initial equity method investment	–	–	–	–	–		–		–
Loss on remeasurement of warrant liabilities	(387,565)	–	–	–	–		–		(387,565)
Financial income	–	–	14	(14)	–		–		–
Financial expenses	–	–	(474)	474	–		–		–
(Loss) / Income before income tax expense	(1,231,891)	(535)	(18,370)	–	29,113		(18,163)		(1,239,846)
Income tax expense	(622)	316	158	–	8,035	CC	(5,014	)CC	2,873
Loss from equity method investment	566	–	–	–	–		–		566
Net income (loss)	(1,231,835)	(851)	(18,528)	–	21,078		(13,149)		(1,243,285)

Weighted average Class A shares outstanding							347,224,928
Loss per share (basic and diluted) attributable to Class A common stockholders							$(3.58)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The merger between a subsidiary of DEAC and Old DK was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK.

As Old DK was determined to be the accounting acquirer in the SBTech Acquisition, the acquisition is considered a business combination under ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present pro forma effect to the Business Combination and the related transactions as if they had been completed on January 1, 2020. The period is presented on the basis of Old DK being the accounting acquirer.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using DEAC’s statement of operations for the period of January 1, 2020 through April 23, 2020, SBTech’s statement of operations for the period from January 1, 2020 through April 23, 2020, and the Company’s unaudited statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated by reference in this prospectus and should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and the related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and the related transactions are based on certain currently available information and certain assumptions and methodologies that DraftKings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. DraftKings believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Business Combination and the related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations of the post–combination company. They should be read in conjunction with the historical financial statements and notes thereto of DEAC, Old DK, and SBTech.

2.   Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DEAC’s, Old DK’s and SBTech’s financial statement presentation. The pro forma financial statements may not reflect all the adjustments necessary to conform the accounting policies of DEAC, Old DK and SBTech as the Company is still in the process of conforming the accounting policies of DEAC and SBTech to those of Old DK.

3.   Adjustments to Historical SBTech Financial Information

The historical financial information of SBTech was prepared in accordance with IFRS and presented in Euros. The historical financial information was translated from Euros to U.S. dollars using the following historical exchange rates:

$ / €
Average exchange rate for the period from January 1, 2020 through April 23, 2020	1.10

In addition, adjustments were made to convert SBTech’s financial information from IFRS to U.S. GAAP, to align SBTech’s accounting policies to those applied by Old DK. Refer to tables below for impacted line items and adjustment amounts in the pro forma condensed combined balance sheet and statements of operations.

Impact on pro forma income statement for the year ended December 31, 2020:

	For the period from January 1 through April 23, 2020			For the period from January 1 through April 23, 2020	For the period from January 1 through April 23, 2020
	IFRS SBTech (in EUR)	Total Adjustments (in EUR)		US GAAP SBTech (in EUR)	US GAAP SBTech (in USD)
Revenue	€26,333	€–		€26,333	$28,970
Cost of revenue	11,655	(179	)A	11,476	12,619
Gross Profit	14,678	179		14,857	16,351
Operating Expenses:
Selling and marketing expenses	3,936	6	A	3,942	4,335
General and administrative expenses	11,246	16	A	11,262	12,330
Research and development expenses	16,068	(33	)A	16,035	17,596
Total operating costs and expenses	31,250	(11)		31,239	34,261
Operating income	(16,572)	190		(16,382)	(17,910)
Financial Income	13	–		13	14
Financial Expenses	669	(238	)A	431	474
Profit before tax	(17,228)	428		(16,800)	(18,370)
Tax expenses	110	34		144	158
Net Profit	(17,338)	394		(16,944)	(18,528)

A	Reflects the conversion of the accounting treatment of IFRS 16, Leases, recognized by SBTech in their financial statements for the period from January 1, 2020 through April 23, 2020, to U.S. GAAP standard under ASC 842, Leases, which was adopted by DraftKings on January 1, 2020.

4.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination and the Offering, (2) factually supportable and (3) expected to have a continuing impact on the results of DraftKings.

There were no intercompany balances or transactions between DEAC, Old DK and SBTech as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of DEAC’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2020 are as follows:

Pro Forma Adjustments (PF)

AA. Reflects elimination of transaction–related costs and non–recurring transaction bonuses incurred and recorded by DEAC, Old DK and SBTech.

BB. Reflects the elimination of interest income on the trust account.

CC. Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 27.6%.

DD. Reflects additional compensation expense recorded as a result of the execution of employment agreements with certain members of the management team.

Purchase Price Allocation Adjustments (PPA)

AA. Reflects the incremental amortization expense recorded as a result of the fair value adjustment for intangible assets acquired in the SBTech Acquisition.

BB. Reflects the adjustment to stock–based compensation expense for the post–combination portion of the SBT rolled–over options. The new stock–based compensation expense is amortized on a straight–line basis over the remaining vesting periods.

CC. Reflects adjustments to income tax expense as a result of the tax impact on the purchase accounting adjustments at the estimated statutory tax rate of 27.6%.

5.   Loss per Share

Represents the net losses per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and the related transactions have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

For the Year ended December 31, 2020
(in thousands except share and per share data)
Pro forma net loss	$(1,243,285)
Weighted average shares outstanding of Class A common stock (1)	347,224,928
Net loss per share (Basic and Diluted) attributable to Class A common stockholders (2)	$(3.58)

(1)	The pro forma weighted average shares outstanding was calculated based on historical weighted average shares outstanding for the period, adjusted to give effect to the shares issued in connection with the Business Combination and the related transactions as if the shares were outstanding as of the beginning of the period presented.

(2)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti–dilution, the effect of such exchange was not included in calculation of diluted loss per share. Additionally, DraftKings’ Class B shares were issued to Jason Robins, such shares carry 10 votes per share and allow Jason Robins to have 90% of the voting power of the capital stock of DraftKings on a fully–diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Nevada law, our Charter and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 2,100,000,000 shares, of which 900,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 900,000,000 shares are shares of Class B common stock, par value $0.0001 per share, and 300,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of November 12, 2021, our outstanding share capital consisted of: (i) 406,526,609 shares of Class A common stock, held of record by approximately 959 holders, (ii) 393,013,951 shares of Class B common stock, held of record by one holder, (iii) no shares of preferred stock and (iv) 1,659,094 warrants, held of record by approximately 194 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of DraftKings, each holder of Class A common stock will be entitled, pro rata on a per share basis, to all assets of DraftKings of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of DraftKings then outstanding.

Other Matters

No shares of Class A common stock will be subject to redemption (except as described below under “—Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B common stock with Common Units

Shares of Class B common stock may be issued only to, and registered in the name of, Mr. Robins and any entities wholly owned by Mr. Robins (including all subsequent successors, assigns and permitted transferees) (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class B common stock will not participate in any dividend declared by the Board.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of DraftKings, holders of Class B common stock will not be entitled to receive any distribution of DraftKings assets of whatever kind available until distribution has first been made to all holders of Class A common stock. Notwithstanding this, due to the liquidation rights of holders of Class A common stock described above in which all assets of DraftKings of whatever kind available will be distributed to holders of Class A common stock, no assets of DraftKings will be available for liquidating distributions in respect of Class B common stock.

Transfers

Pursuant to the Charter, holders of Class B common stock are generally restricted from transferring such shares, other than to a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree.

Mandatory Cancellation

Each share of Class B common stock will be (1) automatically canceled for no consideration in the event that shares of Class A common stock that are then held by Permitted Class B Owners (including without limitation all shares of Class A common stock that are the subject of unvested stock options or other equity awards held by Mr. Robins) represent less than 33% of Base Class A Shares (as defined in the Charter) and (2) subject to cancelation by DraftKings (without consideration) one year after the date that both of the following conditions apply (the “Founder Termination Anniversary Date”): (a) the earliest to occur of (i) Mr. Robins’ employment as Chief Executive Officer of DraftKings being terminated due to termination of employment for cause or due to death or permanent disability and (ii) Mr. Robins resigns (other than for good reason) as the Chief Executive Officer of DraftKings and (b) either (i) Mr. Robins no longer serves as a member of the board of directors of DraftKings or (ii) Mr. Robins’ service to DraftKings is not his primary business occupation. In the event that Mr. Robins is reinstated as the Chief Executive Officer of DraftKings or is reelected or reappointed to serve as a member of the board of directors of DraftKings prior to the Founder Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B common stock will not be canceled pursuant to clause (2) unless and until the one-year anniversary of the date that both of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Founder Termination Anniversary Date will extend until the one-year anniversary of the date that both of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary.

Other Matters

No shares of Class B common stock are subject to redemption (except as described below under “—Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law—Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of Class B common stock do not have subscription, redemption or conversion rights. All outstanding shares of Class B common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our amended and restated articles of incorporation provide that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of our assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A common stock.

Unvested Stock Options and Restricted Stock Units

As of November 12, 2021, we have 28,874,814 shares of Class A common stock underlying unvested outstanding options and restricted stock units.

Warrants

As of November 12, 2021, there were 1,659,094 DEAC warrants outstanding, which consist of the private placement warrants. Each DEAC warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire on April 23, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Private Placement Warrants

The private placement warrants will not be redeemable by DraftKings for cash so long as they are held by our initial stockholders or their permitted transferees. The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to the previously outstanding public warrants, as described below, including that they may be redeemed for shares of Class A common stock. If the private placement warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the private placement warrants will be redeemable by DraftKings and exercisable by the holders on the same basis as the public warrants.

The private placement warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing the warrants in which our Board has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holders of exercised warrants would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of our Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of our Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case.

Redemption of Warrants for Cash

We may call the DEAC warrants for redemption for cash:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•	if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by DraftKings for cash, we may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Shares of Class A Common Stock

We may redeem the DEAC warrants for shares of Class A common stock:

•	in whole and not in part (including private placement warrants);

•	at a price equal to a number of shares of the Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock, except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption;

•	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•	if, and only if, all private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of the Class A common stock), as described above; and

•	if, and only if, there is an effective registration statement covering the shares of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day redemption period after written notice of redemption is given.

The numbers in the table below represent the “redemption prices,” or the number of shares of the Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of Class A common stock means the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at that time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e., the trading price of Class A common stock is below the exercise price of the warrants) and about to expire.

We can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50. As a result, if we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise

If we call the DEAC warrants for redemption as described above, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” To exercise warrants on a cashless basis, the holders of exercised warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If our management calls the warrants for redemption and does not require the holders to exercise their warrants on a cashless basis, the holders of the private placement warrants and their permitted transferees would be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a DEAC warrant may notify DraftKings in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of  (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of  (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the DEAC warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each DEAC warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the DEAC warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which DraftKings is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which DraftKings is dissolved, the holders of the DEAC warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The DEAC warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and DEAC, which was assigned pursuant to the Assignment and Assumption Agreement, dated April 23, 2020, by and among DraftKings Inc., DEAC, Continental Stock Transfer & Trust Company, Computershare Trust Company, N.A. and Computershare Inc. The warrant agreement provides that the terms of the DEAC warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to this registration statement of which the prospectus is a part, for a complete description of the terms and conditions applicable to the DEAC warrants.

Exercise of DEAC Warrants

The DEAC warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, unless we otherwise consent in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada, and if no state district court in the State of Nevada has jurisdiction, any federal court located in the State of Nevada) will be the exclusive forum for any action or proceeding brought in the name or right of DraftKings or on its behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DraftKings to DraftKings or its stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, our amended and restated articles of incorporation or the bylaws, any action to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws or any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision will provide federal courts located in the State of Nevada as the forum for suits brought to enforce any duty or liability for which Section 27 of the Exchange Act establishes exclusive jurisdiction with the federal courts or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and Applicable Law

Certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and laws of the State of Nevada, where DraftKings is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure DraftKings and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of DraftKings by means of a proxy contest, tender offer, merger or otherwise.

Dual Class Stock

As described above in “—Common Stock—Class A Common Stock—Voting Rights” and “—Common Stock—Class B Common Stock—Voting Rights,” our amended and restated articles of incorporation provide for a dual class common stock structure, which provides Mr. Robins with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of DraftKings or its assets.

Number of Directors

Our amended and restated articles of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board or, from and after the time that Mr. Robins beneficially owns less than a majority of the voting power of our outstanding capital stock, may be modified by the affirmative vote of at least two-thirds of the voting power of our outstanding capital stock. The number of directors is currently fixed at 13.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide DraftKings with certain information. Generally, to be timely, a stockholder’s notice must be received at DraftKings’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The bylaws also specify requirements as to the form and content of a stockholder’s notice. The bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Limitations on Stockholder Action by Written Consent

Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our amended and restated articles of incorporation provide that stockholder action by written consent will be permitted so long as Mr. Robins beneficially owns a majority of the voting power of the then-outstanding shares of our capital stock. Once Mr. Robins no longer beneficially owns a majority of the voting power of the then-outstanding shares of our capital stock, all stockholder actions must be taken at a meeting of our stockholders.

Amendment of Amended and Restated Articles of Incorporation or Bylaws

Nevada law provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that the corporation’s bylaws, including any bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. Our amended and restated articles of incorporation provide that, except as otherwise provided by applicable law, amendments to the Charter must be approved by (1) a majority of the combined voting power of all shares of our capital stock entitled to vote, voting together as a single class, so long as shares representing a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote is beneficially owned by Mr. Robins or (2) two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class, thereafter. Our amended and restated articles of incorporation and bylaws provide that the amended and restated bylaws may be amended or repealed by either the affirmative vote of a majority of the Board or by the affirmative vote of stockholders representing a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote, while Mr. Robins beneficially owns shares representing at least a majority of the voting power of our capital stock, or, thereafter, by the affirmative vote of stockholders representing at least two-thirds or more of the voting power of our capital stock.

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

•	the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of these provisions in our amended and restated articles of incorporation until Mr. Robins ceases to beneficially own shares of our common stock representing at least 15% of our outstanding voting stock.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have opted out of these provisions in our amended and restated articles of incorporation until Mr. Robins ceases to beneficially own shares of our common stock representing at least 15% of our outstanding voting stock. After such time, we may opt out of the “control share” statute by amending our articles of incorporation or bylaws within 10 days of the acquisition as provided by Nevada law.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and bylaws also provide for indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit DraftKings and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we cover the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The foregoing provisions of our amended and restated articles of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce DraftKings’ vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Corporate Opportunities

In anticipation that Mr. Robins may engage in activities or lines of business similar to those in which we engage, our amended and restated articles of incorporation provide for, to the fullest extent permitted under Nevada law, the renouncement by DraftKings of all interest and expectancy that DraftKings otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to any director, stockholder, officer or agent of DraftKings (or any affiliate thereof), other than an employee of DraftKings or any of its subsidiaries. Specifically, no holder of shares of common stock, nor any non-employee director, of DraftKings has any duty to refrain from engaging in the same or similar business activities or lines of business that DraftKings does or otherwise competing with DraftKings. In the event that any holder of shares of common stock of DraftKings or any director that is not an employee of DraftKings or its subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and DraftKings, that person will not have any duty to communicate or offer such corporate opportunity to DraftKings and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person.

To the fullest extent permitted by Nevada law, no potential transaction or business opportunity may be deemed to be a potential corporate opportunity of DraftKings or its subsidiaries unless (a) DraftKings and its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the DraftKings amended and restated articles of incorporation, (b) DraftKings and its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity and (c) such transaction or opportunity would be in the same or similar line of business in which DraftKings and its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates

The Charter provides that any common stock or any other equity securities of DraftKings, or securities exchangeable or exercisable for, or convertible into, such other equity securities of DraftKings owned or controlled by a person whom the board determines in good faith (following consultation with reputable outside gaming regulatory counsel) pursuant to a resolution adopted by the unanimous affirmative vote of all of the disinterested members of the DraftKings board of directors (i) fails or refuses to file an application (or fails or refuses, as an alternative, to otherwise formally request from the relevant Gaming Authority a waiver or similar relief from filing such application) within 30 days (or such shorter period imposed by any gaming authority, including any extensions of that period granted by the relevant gaming authority, but in no event more than such original thirty (30) days) after having been requested in writing and in good faith to file an application by DraftKings (based on consultation with reputable outside gaming regulatory counsel), or has withdrawn or requested the withdrawal of a pending application (other than for technical reasons with the intent to promptly file an amended application following such withdrawal), to be found suitable by any gaming authority or for any gaming license when such finding of suitability or gaming license is required by gaming laws or gaming authorities for the purpose of obtaining a material gaming license for, or compliance with material gaming laws by DraftKings “or any affiliated company”, (ii) is denied or disqualified from eligibility for any material gaming license by any gaming authority, (iii) is determined by a gaming authority in any material gaming jurisdiction to be unsuitable to own or control any equity interests, or be affiliated, associated or involved with a person engaged in gaming activities, (iv) is determined by a gaming authority to have caused, in whole or in part, any material gaming license of DraftKings or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or to have cause, in whole or in part, DraftKings or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any material gaming license (in each of  (ii) through (iv) above, only if such denial, disqualification or determination by a gaming authority is final and non-appealable), or (v) is reasonably likely to (1) preclude or materially delay, impede, impair, threaten or jeopardize any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company or DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, or (2) cause or otherwise be reasonably likely to result in the imposition of any materially burdensome terms or conditions on any material gaming license held or desired to be held by DraftKings or any affiliated company (each of such persons, an “Unsuitable Person”) or its affiliates will be subject to mandatory sale and transfer on the terms and conditions set forth in the Charter to either DraftKings or one or more third-party transferees (as described in the Charter) and in such number and class(es)/series as determined by the Board.

Any such sale or transfer will not occur until the later to occur of: (i) delivery to the Unsuitable Person of a copy of a resolution duly adopted by the unanimous affirmative vote of all of the disinterested members of the DraftKings board of directors at a meeting thereof called and held for the purpose (after providing reasonable notice to such person and a reasonable opportunity for such person, together with their counsel, to be heard and to provide documents and written arguments), finding that the DraftKings board of directors has determined in good faith (following consultation with reputable outside gaming regulatory counsel) that (A) such person is an Unsuitable Person and (B) it is necessary for such person or an affiliate of such person (as applicable) to sell and transfer such number and class(es)/series of equity interests in order for DraftKings or an affiliated company to: (1) obtain, renew, maintain or prevent the loss, rejection, rescission, suspension, revocation or non-renewal of a material gaming license; (2) comply in any material respect with a material gaming law; (3) ensure that any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, or DraftKings’ or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, is not precluded, delayed, impeded, impaired, threatened or jeopardized in any material respect; or (4) prevent the imposition of any materially burdensome terms or conditions on any material gaming license held or desired in good faith to be held by DraftKings or any affiliated company, and specifying the reasoning for such determinations in reasonable detail, and (ii) conclusion of any arbitration process brought in accordance with the provisions of the Charter.

Following (x) the determination of unsuitability by the Board and (y) if applicable, an arbitrator determining that such determinations were made in good faith by the Board, DraftKings will deliver a transfer notice to the Unsuitable Person or its affiliate(s) and will purchase and/or cause one or more third-party transferees to purchase such number and class(es)/series of equity interests determined in good faith by the Board for the purchase price set forth in the transfer notice, which will be determined in accordance with the Charter; provided that an Unsuitable Person or its affiliate(s) will be permitted, during the 45-day period commencing on the date of the transfer notice (or before a transfer notice is formally delivered), to effect and close a disposition of the number and class(es)/series of equity interests specified in the transfer notice (or a portion of them) to a person that the Board determines in good faith (following consultation with reputable outside gaming regulatory counsel) is not an Unsuitable Person, on terms agreed between the Unsuitable Person and such person (an “Alternate Private Transaction”).

At the closing of a sale and transfer other than an Alternate Private Transaction, (i) DraftKings or the third-party transferee(s) (as applicable), will deliver the aggregate applicable purchase price for the equity interests being purchased by each of the foregoing by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or an affiliate of such Unsuitable Person (as applicable) in the case of third-party transferees, by unsecured promissory note in the case of DraftKings, or a combination of both in the case of DraftKings in such proportion as it may determine in its sole and absolute discretion and (ii) the Unsuitable Person or affiliate thereof will deliver to DraftKings or each such third-party transferee, such stock powers, assignment instruments and other agreements as are necessary or appropriate to fully convey all right, title and interest in and to the equity interests being purchased by each of the foregoing, free and clear of all liens and other encumbrances and to evidence the subordination of any promissory note if and only to the extent required by any debt obligations of DraftKings (and to the minimum extent required pursuant to such subordination arrangement).

The Charter provides that, in the case of a sale and transfer to DraftKings, from and after the transfer date and subject only to the right to receive the purchase price for such equity interests, the equity interests will be deemed no longer outstanding and the Unsuitable Person or any affiliate thereof will cease to be a stockholder, and all rights of such Unsuitable Person or any affiliate thereof, other than the right to receive the purchase price, will cease. In the case of an Alternate Private Transaction or a transfer to one or more third-party transferees, from and after the earlier to occur of: (i) the transfer date, in the case of a transfer to one or more such third-party transferees, or (ii) consummation of an Alternate Private Transaction, subject only to the right to receive the purchase price for such Unsuitable Person’s equity securities, all rights and entitlements of the Unsuitable Person or any affiliates thereof will be terminated, including, without limitation, any such person will from such date no longer be entitled to: (i) receive any dividend, payment, distribution or interest with regard to the applicable equity interests which has been declared following such date or of which the due payment date according to the applicable declaration is following such date, other than the right to receive the purchase price or (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right (including, without limitation, observer and information rights) conferred by the underlying equity interests.

Further, to the extent that a sale and transfer to one or more third-party transferees is determined to be invalid or unenforceable for any reason, DraftKings will be permitted to redeem or repurchase the equity interests owned or controlled by an Unsuitable Person or an affiliate thereof for the price and under the terms contemplated by the Charter promptly following any such determination.

Stockholders’ Derivative Actions

Under Nevada law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action was a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in a Nevada court. See “—Exclusive Forum” above.

Transfer Agent and Registrar

The transfer agent for our capital stock and warrants is Computershare Trust Company, N.A.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we believe the foregoing conditions have been met.

Lock-up Agreements

Pursuant to the BCA, to secure his indemnification obligations, 3,496,056 of Mr. Meckenzie’s shares of Class A common stock (“Lockup Shares”) and 1,553,803 of Mr. Meckenzie’s shares of Class A common stock (“Supplemental Lockup Shares”) may not, without our consent, be directly or indirectly offered, sold, hedged, pledged or otherwise transferred or disposed of, or included in any swap or other transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Lockup Shares or Supplemental Lockup Shares, subject to certain exceptions as set forth in the BCA, until the date that is five years following the Closing Date for the Lockup Shares or two years following the Closing Date for the Supplemental Lockup Shares, unless such shares are earlier released in accordance with the provisions of the BCA.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of shares of Class A common stock (including shares of Class A common stock that may be issued upon exercise of private placement warrants) and warrants, in each case up to the amounts set forth below. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock or warrants other than through a public sale.

The following table sets forth and the accompanying footnotes are based primarily on information provided to us by the Selling Securityholders indicating the Class A common stock and warrants they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities indicated below with respect to such Selling Securityholder, and may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock or warrants. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. We have based percentage ownership on 406,526,609 shares of Class A common stock outstanding as of November 12, 2021. Beneficial ownership figures for the Selling Securityholders do not include stock options that will not become exercisable or restricted stock units (including time-based restricted stock units and performance-based restricted stock units) that will not vest, in each case within 60 days of November 12, 2021.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering(1)	Private Placement Warrants Beneficially Owned Prior to Offering(1)	Shares of Class A Common Stock Offered(1)	Private Placement Warrants Offered(1)	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Star Innovation Trust(2)	19,075,875	—	19,075,875	—	—	—	—	—
RPII DK LLC(3)	11,370,201	152,190	11,357,564	152,190	12,637	*	—	—
TFCF Sports Enterprises, LLC(4)	18,718,527	112,978	18,718,527	112,978	—	—	—	—
Certain funds and accounts of Wellington(5)	11,034,168	76,796	11,034,168	76,796	—	—	—	—
Certain funds and accounts of Redpoint(6)	10,642,688	74,070	10,642,688	74,070	—	—	—	—
Certain funds and accounts of Eldridge(7)	9,240,753	64,313	9,240,753	64,313	—	—	—	—
Certain funds and accounts of Atlas(8)	7,838,152	63,450	7,825,463	63,450	12,689	*	—	—
DK Investment Holdings L.P. (9)	7,447,674	51,834	7,447,674	51,834	—	—	—	—
Jason Robins(10)	14,171,712	8,070	244,419	8,070	13,927,293	3.4%	—	—
Revolution Growth III, LP(11)	864,738	47,317	851,895	47,317	12,843	*	—	—
Certain funds and accounts of DST/Apoletto(12)	6,449,831	44,890	6,449,831	44,890	—	—	—	—
Hany Nada(13)	1,091,645	—	1,078,751	—	12,894	*	—	—
Certain funds and accounts of Franklin Advisers, Inc.(14)	6,302,305	43,863	6,302,305	43,863	—	—	—	—
Paul Liberman(15)	5,818,546	6,792	297,033	6,792	5,521,513	1.4%	—	—
Matthew Kalish(16)	5,121,183	7,174	486,243	7,174	4,634,040	1.1%	—	—
Certain funds and accounts of FirstMark(17)	3,227,755	22,465	3,227,755	22,465	—	—	—	—
Certain funds and accounts of Moussefixe L.P.(18)	3,142,229	21,869	3,142,229	21,869	—	—	—	—
Randolph John Anderson(19)	3,018,746	—	3,018,746	—	—	—	—	—
Certain funds and accounts of Kraft(20)	2,939,782	20,785	2,939,782	20,785	—	—	—	—
Certain funds and accounts of Park West(21)	3,521,120	21,252	3,521,120	21,252	—	—	—	—

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering(1)	Private Placement Warrants Beneficially Owned Prior to Offering(1)	Shares of Class A Common Stock Offered(1)	Private Placement Warrants Offered(1)	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Certain funds and accounts of ArrowMark(22)	2,965,381	20,638	2,965,381	20,638	—	—	—	—
Certain funds and accounts of Top Tier(23)	2,564,604	17,849	2,564,604	17,849	—	—	—	—
Certain funds and accounts of Quantum(24)	2,482,518	17,278	2,482,518	17,278	—	—	—	—
Certain funds and accounts of MVP(25)	2,572,428	16,641	2,572,428	16,641	—	—	—	—
Eagle Equity Partners, LLC (26)	3,725,281	929,100	3,725,281	929,100	—	—	—	—
Harry E. Sloan (27)	942,134	929,099	929,099	929,099	13,035	*	—	—
The Landmark South Dakota Trust UAD 11/20/14(28)	2,729,912	—	2,729,912	—	—	—	—	—
J. Gleek Properties Ltd.(29)	1,856,247	—	1,856,247	—	—	—	—	—
Schechter Private Capital Fund1, LLC - GTP Series J(30)	2,183,094	13,176	2,183,094	13,176	—	—	—	—
SmallCap World Fund, Inc.(31)	2,016,614	12,172	2,016,614	12,172	—	—	—	—
Carmenta Opportunities 2020, L.P. (32)	1,722,280	10,395	1,722,280	10,395	—	—	—	—
Madison Square Garden Investments, LLC(33)	1,289,466	8,975	1,289,466	8,975	—	—	—	—
Certain funds and accounts of UIT(34)	1,266,238	7,643	1,266,238	7,643	—	—	—	—
Boston Seed Capital II, L.P.(35)	1,048,834	7,300	1,048,834	7,300	—	—	—	—
Carnegie GM Partners LLC(36)	919,224	6,398	919,224	6,398	—	—	—	—
Certain funds and accounts of BDS Venture Fund(37)	758,799	5,281	758,799	5,281	—	—	—	—
Wildcat Opportunistic DraftKings Fund, LP(38)	756,177	5,263	756,177	5,263	—	—	—	—
Ashley Kalish(39)	735,978	5,122	735,978	5,122	—	—	—	—
Title 19 DK(40)	813,563	4,910	813,563	4,910	—	—	—	—
Certain funds and accounts of Boies Schiller Flexner LLP(41)	697,003	4,851	697,003	4,851	—	—	—	—
GGV Capital Select L.P.(42)	681,743	4,745	681,743	4,745	—	—	—	—
Hub Angel Investment Group, Fund IV(43)	625,788	4,355	625,788	4,355	—	—	—	—
Brandywine Private Equity Partners (2016), LP(44)	595,801	4,147	595,801	4,147	—	—	—	—
Summit Strategies COI Fund I, L.P.(45)	595,801	4,147	595,801	4,147
Certain funds and accounts of Veralda(46)	549,629	3,825	549,629	3,825	—	—	—	—
Jordan Mendell(47)	406,568	352	63,890	352	342,678	*	—	—
Kombo Growth Fund I, LLC(48)	509,321	3,545	509,321	3,545	—	—	—	—
SP Investment Associates, L.P. (49)	498,208	3,468	498,208	3,468	—	—	—	—
Certain funds and accounts of EquityZen(50)	554,973	3,350	554,973	3,350	—	—	—	—
NHL Enterprises, LP(51)	426,385	2,968	426,385	2,968	—	—	—	—
MJE Personal Gift Trust A(52)	490,382	2,960	490,382	2,960	—	—	—	—
Las Olas Private Equity VII, LP(53)	458,028	2,764	458,028	2,764	—	—	—	—
Woodrow H. Levin(54)	59,104	1,983	46,609	1,983	12,495	*	—	—
Certain trusts for the benefit of the family of Woodrow Levin(55)	342,684	—	229,810	—	112,874	*	—	—
Smash Ventures Tackle SPV LLC(56)	400,691	2,418	400,691	2,418	—	—	—	—
PBE Investments, Ltd(57)	305,350	2,125	305,350	2,125	—	—	—	—
Gregory Brian Karamitis(58)	329,054	477	82,952	477	246,102	*	—	—
Travis Dunn(59)	294,631	57	930	57	293,701	*	—	—
Brookwood Partners L.P.(60)	254,755	1,773	254,755	1,773	—	—	—	—
Certain funds and accounts of Data Point Capital L.P.(61)	244,279	1,700	244,279	1,700	—	—	—	—
Stephanie Sherman(62)	312,413	623	106,289	623	206,124	*	—	—
Benvolio Ventures LLC – Series Draft Kings(63)	231,059	1,608	231,059	1,608	—	—	—	—
World Wrestling Entertainment, Inc.(64)	265,988	1,605	265,988	1,605	—	—	—	—
AngelList-Dngs-Fund(65)	247,238	1,492	247,238	1,492	—	—	—	—
Edward Zaleski(66)	180,293	52	10,729	52	169,569	*	—	—
Certain funds and accounts of Plum Bush(67)	198,600	1,382	198,600	1,382	—	—	—	—
PYX Company Limited(68)	203,485	1,382	203,485	1,382	—	—	—	—
Jeffrey Haas(69)	254,320	1,272	211,578	1,272	42,742	*	—	—
TPI DraftKings Investment I, LLC(70)	219,379	1,324	219,379	1,324	—	—	—	—
Legends Hospitality, LLC(71)	170,554	1,187	170,554	1,187	—	—	—	—
Janet Holian(72)	1,044,019	1,184	194,358	1,184	849,661	*	—	—
Fort Point Fund DK, LLC(73)	188,257	1,136	188,257	1,136	—	—	—	—
Jonathan Aguiar(74)	185,500	780	129,800	780	56,700	*	—	—
Agman Investments LLC(75)	144,430	1,005	144,430	1,005	—	—	—	—
Joshua Kazam (76)	153,333	133,333	153,333	133,333	—	—	—	—
Fredric Rosen (77)	153,333	133,333	153,333	133,333	—	—	—	—
Scott Salsbury(78)	58,233	116	20,638	116	37,595	*	—	—

Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering(1)	Private Placement Warrants Beneficially Owned Prior to Offering(1)	Shares of Class A Common Stock Offered(1)	Private Placement Warrants Offered(1)	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold%	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold%	%
Benjamin F. Stein(79)	120,869	841	120,869	841	—	—	—	—
Edward Silva(80)	129,489	542	90,466	542	39,023	*	—	—
Timothy J. McSweeney 2006 Trust(81)	133,239	804	133,239	804	—	—	—	—
Vaccarella(82)	129,797	783	129,797	783	—	—	—	—
Disruptive Ventures, LLC(83)	125,683	759	125,683	759	—	—	—	—
Angel Street Capital, LLC(84)	118,100	713	118,100	713	—	—	—	—
Timothy John Parilla(85)	22,068	69	12,635	69	9,433	*	—	—
SperWood, LLC(86)	114,856	693	114,856	693	—	—	—	—
Joshua Weiss(87)	98,463	685	98,463	685	—	—	—	—
JNI Investments, LLC(88)	89,561	623	89,561	623	—	—	—	—
ACP Venture Capital Fund II LLC(89)	101,346	612	101,346	612	—	—	—	—
Andrew W. Jonas(90)	144,426	396	66,148	396	78,278	*	—	—
James M. Scarpellini(91)	8,518	34	6,639	34	1,879	*	—	—
Elaine Milardo (92)	22,013	109	19,055	109	2,9583	*	—	—
Stephen & Mary Ann Phillips(93)	94,303	569	94,303	569	—	—	—	—
Scott M. Delman(94)	86,666	66,666	86,666	66,666	—	—	—	—
PPR Investors, LLC(95)	85,876	518	85,876	518	—	—	—	—
Jonathan Hughes(96)	85,105	514	85,105	514	—	—	—	—
Brijal Padia(97)	141,122	168	28,519	168	112,603	*	—	—
Scott Ross (98)	20,000	—	20,000	—	—	—	—	—
Additional Selling Securityholders(99)	3,107,837	17,136	2,906,258	17,136	201,576	*	—	—

*	Less than one percent.

(1)	Shares of Class A common stock and private placement warrants offered and beneficially owned are based primarily on information initially provided to us by the Selling Securityholders indicating the Class A common stock and warrants they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold, transferred or, with respect to private placement warrants, redeemed some or all of the securities set forth in the table and accompanying footnotes, and consequently the securities indicated to be offered may exceed the number of securities to be sold by the Selling Securityholders or the number of securities outstanding.

(2)	Comprised of 19,075,875 shares of Class A common stock beneficially held by Star Innovation Trust, a trust for the benefit of Shalom Meckenzie’s spouse and children and remoter issue, of which 3,496,056 shares are Lockup Shares and 1,553,803 shares are Supplemental Lockup Shares, all such terms as defined in the Business Combination Agreement and subject to the provisions set forth in the Business Combination Agreement and relating thereto. “Shares of Class A Common Stock Offered” includes 612,000 earnout shares issued pursuant to the terms of the Earnout Escrow Agreement. The address of Star Innovation Trust is c/o Salix Services AG, Parkring 7, Zurich, CH-8002 Switzerland.

(3)

Comprised of 11,205,374 shares of Class A common stock, including 231,508 earnout shares issued to the Selling Securityholder, and 152,190 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by RPII DK LLC. John S. Salter, Jeffrey A. Sine, Joseph Ravitch, Brandon Gardner and Deborah Mei, members of the Investment Committee of Raine Partners II LP, the managing member of RP II DK LLC, are considered beneficial owners of the securities of the Selling Securityholder. Each Control Person wishes to disclaim beneficial ownership except to the extent of his or her pecuniary interest therein. “Shares of Class A common stock Beneficially Owned” includes 12,637 shares of Class A common stock held by John Salter. The address of RPII DK LLC is c/o Raine Capital LLC, 65 East 55th St, 24th Floor, New York, NY 10022. John Salter is a director of DraftKings and Raine Securities LLC has served as a financial advisor and placement agent to Old DK. The Selling Securityholder is a party to the Stockholders Agreement.

(4)	Comprised of 18,605,549 shares of Class A common stock, including 171,860 earnout shares issued to the Selling Securityholder, and 112,978 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by TFCF Sports Enterprises, LLC. Michael Heimbach is the manager of TFCF Sports Enterprises, LLC. The address of TFCF Sports Enterprises, LLC is 575 Birch St., Floor 1, Office 188, Bristol, CT 06010. The Selling Securityholder is a party to the Stockholders Agreement.

(5)	Comprised of (i) 79,886 shares of Class A Common Stock, including 929 earnout shares issued to the Selling Securityholder, and 611 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the MassMutual Select Small Cap Growth Equity Fund, (ii) 22,373 shares of Class A Common Stock, including 260 earnout shares issued to the Selling Securityholder, and 171 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the MML Small Cap Growth Equity Fund, (iii) 92,746 shares of Class A Common Stock, including 1,078 earnout shares issued to the Selling Securityholder, and 709 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the John Hancock Variable Insurance Trust Small Cap Stock Trust, (iv) 19,364 shares of Class A Common Stock, including 179 earnout shares issued to the Selling Securityholder, and 118 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Eversource Retirement Plan Master Trust, (v) 15,390 shares of Class A Common Stock, including 179 earnout shares issued to the Selling Securityholder, and 118 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Global Multi-Strategy Fund, (vi) 257,958 shares of Class A Common Stock, including 2,999 earnout shares issued to the Selling Securityholder, and 1,972 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Hartford Small Company HLS Fund, (vii) 145,866 shares of Class A Common Stock, including 1,696 earnout shares issued to the Selling Securityholder, and 1,115 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Hartford Capital Appreciation HLS Fund, (viii) 1,603,332 shares of Class A Common Stock, including 18,643 earnout shares issued to the Selling Securityholder, and 12,255 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by The Hartford Capital Appreciation Fund, (ix) 57,293 shares of Class A Common Stock, including 666 earnout shares issued to the Selling Securityholder, and 438 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Hartford International Equity Fund, (x) 441,367 shares of Class A Common Stock, including 5,132 earnout shares issued to the Selling Securityholder, and 3,374 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Hartford Growth Opportunities HLS Fund, (xi) 5,285,993 shares of Class A Common Stock, including 50,954 earnout shares issued to the Selling Securityholder and 33,496 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Hadley Harbor Master Investors (Cayman) L.P., (xii) 164,538 shares of Class A Common Stock, including 1,913 earnout shares issued to the Selling Securityholder, and 1,258 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by The Hartford Small Company Fund, (xiii) 1,377,540 shares of Class A Common Stock, including 16,017 earnout shares issued to the Selling Securityholder, and 10,530 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by The Hartford Growth Opportunities Fund, (xiv) 650,658 shares of Class A Common Stock, including 7,566 earnout shares issued to the Selling Securityholder, and 4,973 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Mid Cap Stock Fund, (xv) 13,808 shares of Class A Common Stock, including 128 earnout shares issued to the Selling Securityholder, and 84 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the John Hancock Pension Plan, (xvi) 300,130 shares of Class A Common Stock, including 3,490 earnout shares issued to the Selling Securityholder, and 2,294 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Mid Cap Stock Trust, (xvii) 407,872 shares of Class A Common Stock, including 4,743 earnout shares issued to the Selling Securityholder, and 3,118 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the SA Wellington Capital Appreciation Portfolio and (xviii) 21,257 shares of Class A Common Stock, including 247 earnout shares issued to the Selling Securityholder, and 162 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the SA Multi-Managed Mid Cap Growth Portfolio.

Wellington Management Company LLP (“Wellington Management”) is the investment adviser to Hadley Harbor Master Investors (Cayman) L.P. and John Hancock Pension Plan (the “Wellington Clients”). Wellington Management is the investment sub-adviser to (i) the Small Cap Stock Trust, a series of the John Hancock Variable Insurance Trust, (ii) the Global Multi-Strategy Fund, (iii) the Hartford Small Company HLS Fund, (iv) the Hartford Capital Appreciation HLS Fund, (v) The Hartford Capital Appreciation Fund, (vi) the Hartford International Equity Fund, (vii) the Hartford Growth Opportunities HLS Fund, (viii) The Hartford Small Company Fund, (ix) The Hartford Growth Opportunities Fund, (x) the Mid Cap Stock Fund, a series of John Hancock Funds II and (xi) the Mid Cap Stock Trust, a series of the John Hancock Variable Insurance Trust (the “Funds”). Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. Under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, Wellington Management shares beneficial ownership over shares beneficial ownership over the shares held by the Wellington Clients and over the Funds’ portfolio securities (as a result of its discretionary authority as the sub-adviser to the Funds to vote and dispose of the Funds’ portfolio securities); however, Wellington Management is a legal entity and not a natural person. Renee Hitchcock is the Chief Financial Officer and Treasurer of MassMutual Select Small Cap Growth Equity Fund and MML Small Cap Growth Equity Fund.

SunAmerica Asset Management, LLC (“SAAMCo”) has the power vote or dispose of the securities of the SA Wellington Capital Appreciation Portfolio and the SA Multi-Managed Mid Cap Growth Portfolio (the “Portfolios”) pursuant to its Investment Advisory and Management Agreement (the “Advisory Agreement”) relating to the Anchor Series Trust and the Seasons Series Trust. Pursuant to the Advisory Agreement, SAAMCo has entered into a sub-advisory agreement with Wellington Management Company LLP (“Wellington”) pursuant to which Wellington manages the investment and reinvestment of a portion of the assets of each Portfolio and determines in its discretion and subject to the oversight and review of the SAAMCo, the securities to be purchased or sold. SAAMCo is an affiliate of broker-dealers registered under Section 15 of the Exchange Act.

The Hartford Small Company HLS Fund, the Hartford Capital Appreciation HLS Fund, The Hartford Capital Appreciation Fund, the Hartford International Equity Fund, the Hartford Growth Opportunities HLS Fund, The Hartford Small Company Fund, and The Hartford Growth Opportunities Fund (the “Hartford Funds”), are affiliated with Hartford Funds Distributor, LLC (“HFD”), a wholly-owned subsidiary of Hartford Funds Management Group, Inc., the parent company of the Hartford Funds’ investment adviser, Hartford Funds Management Company, LLC. HFD is a limited-purpose broker-dealer that primarily serves as the principal underwriter and distributor of shares offered by registered open-end management investment companies (mutual funds) and qualified tuition (529) plans. HFD does not hold or maintain funds or securities or provide clearing services for other broker-dealers(s) and does not refer or introduce customers to other brokers-dealers.

John Hancock Investment Management Distributors LLC and John Hancock Distributors LLC serve as limited purpose brokers to the Mid Cap Stock Fund, a series of John Hancock Funds II, and are not involved in underwriting, trading or selling shares of companies to customers. While these limited-purpose brokers and the advisers to the Mid Cap Stock Fund, John Hancock Variable Trust Advisers LLC and John Hancock Investment Management LLC are under common control with each other, they are not under common control with the Mid Cap Stock Fund.

The address of the MassMutual Select Small Cap Growth Equity Fund, the MML Small Cap Growth Equity Fund, the John Hancock Variable Insurance Trust Small Cap Stock Trust, the Eversource Retirement Plan Master Trust, the Global Multi-Strategy Fund, the Hartford Small Company HLS Fund, the Hartford Capital Appreciation HLS Fund, The Hartford Capital Appreciation Fund, the Hartford International Equity Fund, the Hartford Growth Opportunities HLS Fund, the Hadley Harbor Master Investors (Cayman) L.P., The Hartford Small Company Fund, The Hartford Growth Opportunities Fund, the Mid Cap Stock Fund, the John Hancock Pension Plan, the Mid Cap Stock Trust, the SA Wellington Capital Appreciation Portfolio and the SA Multi-Managed Mid Cap Growth Portfolio is c/o Wellington Management Company, Attn: Valerie Tipping, 280 Congress St, Boston, MA 02210. The Selling Securityholder is a party to the Stockholders Agreement.

(6)	Comprised of (i) 317,057 shares of Class A common stock, including 3,380 earnout shares issued to the Selling Securityholder, and 2,222 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Redpoint Omega Associates II, LLC and (ii) 10,251,561 shares of Class A common stock, including 109,294 earnout shares issued to the Selling Securityholder, and 71,848 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Redpoint Omega II, L.P. The shares held directly by Redpoint Omega Associates II LLC (“Redpoint Omega Associates II”) are controlled by the managers of Redpoint Omega Associates II. W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang are the managers of Redpoint Omega Associates II and have voting rights and dispositive rights with respect to the shares held directly by Redpoint Omega Associates II. Each of these individuals disclaims beneficial ownership of the shares held by Redpoint Omega Associates II except to the extent of their respective individual pecuniary interest therein. The shares held directly by Redpoint Omega II, L.P. (“Redpoint Omega II”) are indirectly held by Redpoint Omega II, LLC, the general partner of Redpoint Omega II. W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang are the managing directors of Redpoint Omega II, LLC and hold the voting rights and dispositive rights with respect to the shares held directly by Redpoint Omega II. Each of these individuals disclaims beneficial ownership of the shares held by Redpoint Omega II except to the extent of their respective individual pecuniary interest therein. The address of Redpoint Omega Associates II, LLC and Redpoint Omega II, L.P. is 3000 Sand Hill Rd, Building 4, Suite 230, Menlo Park, CA 94025. The Selling Securityholder is a party to the Stockholders Agreement.

(7)	Comprised of 9,176,440 shares of Class A common stock, including 97,832 earnout shares issued to the Selling Securityholder, and 64,313 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by SGTV Fund, L.P. Todd L. Boehly is the majority owner of SGTV Fund, L.P., and Robert B. Ott is the manager of the general partner. The address of SGTV Fund, L.P. is c/o Eldridge Industries, LLC, 600 Steamboat Rd, 2nd Fl, Greenwich, CT 06830. The Selling Securityholder is a party to the Stockholders Agreement.

(8)	Comprised of (i) 765,616 shares of Class A Common Stock, including 7,072 earnout shares issued to the Selling Securityholder, and 4,649 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Accomplice Fund I, L.P., (ii) 279,989 shares of Class A Common Stock, including 2,586 earnout shares issued to the Selling Securityholder, and 1,700 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Accomplice Fund II, L.P., (iii) 147,846 shares of Class A Common Stock, including 1,104 earnout shares issued to the Selling Securityholder, and 726 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Accomplice Management Holdings, LLC (iv) 6,555,608 shares of Class A Common Stock, including 85,757 earnout shares issued to the Selling Securityholder, and 56,375 shares of Class A Common Stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Atlas Venture Fund VIII, L.P and (v) 12,954 shares of Class A Common Stock held by Ryan Moore. “Shares of Class A common stock Beneficially Owned” includes an additional 12,689 shares of Class A common stock held by Ryan Moore that are not offered hereunder. Accomplice Associates I, LLC (“ACC Assoc I”) is the general partner of Accomplice Fund I, L.P. Accomplice Associates II, LLC (“ACC Assoc II”) is the general partner of Accomplice Fund II, L.P. Ryan Moore and Jeff Fagnan are Class A members of ACC Holdings. Atlas Venture Associates VIII, L.P. (“AVA VIII L.P.) is the general partner of Atlas Venture Fund VIII, L.P. Atlas Venture Associates VIII, Inc. (“AVA VIII Inc.”) is the general partner of AVA VIII L.P. The address of Accomplice Fund I, L.P., Accomplice Fund II, L.P., Accomplice Management Holdings, LLC and Atlas Venture Fund VIII, L.P. is 25 First St, Suite 303, Cambridge, MA, 02141. Ryan Moore is a director of DraftKings and a party to the Stockholders Agreement. Each of ACC I and ACC Assoc I disclaim beneficial ownership of the shares and warrants except to the extent of its pecuniary interest therein. Each of ACC II and ACC Assoc I disclaim beneficial ownership of the shares and warrants except to the extent of its pecuniary interest therein. Each of ACC Holdings, Mr. Moore and Mr. Fagnan disclaim beneficial ownership of the shares and warrants except to the extent of their pecuniary interest. Each of AV VIII, AVA VIII L.P. and AVA VIII Inc. disclaim beneficial owner of the shares and warrants except to the extent of their pecuniary interest therein. Frank Castellucci is the General Counsel of Accomplice Fund I, L.P., Accomplice Fund II, L.P., Accomplice Management Holdings, LLC and Atlas Venture Fund VIII, L.P. The Selling Securityholder is a party to the Stockholders Agreement.

(9)	Comprised of 7,395,840 shares of Class A common stock, including 78,849 earnout shares issued to the Selling Securityholder, and 51,834 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by DK Investment Holdings L.P. Cole Van Nice is the managing partner of the general partner of DK Investment Holdings L.P. The address of DK Investment Holdings L.P. is Attn: Dan Musker, 227 West Monroe St, Suite 5000, Chicago, IL 60606. The Selling Securityholder is a party to the Stockholders Agreement.

(10)	Comprised of 236,349 shares of Class A common stock, including 205,090 earnout shares issued to the Selling Securityholder, and 8,070 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Jason Robins. “Shares of Class A common stock Beneficially Owned” includes 3,509,617 shares of Class A common stock, 8,070 private placement warrants and 10,521,388 vested options beneficially owned by the Selling Securityholder and 132,637 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Jason Robins is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. Jason Robins is the Chief Executive Officer and Chairman of the Board of DraftKings and a party to the Stockholders Agreement.

(11)	Comprised of 804,578 shares of Class A common stock, including 71,977 earnout shares issued to the Selling Securityholder, and 47,317 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Revolution Growth III, LP. “Shares of Class A common stock Beneficially Owned” includes 12,843 shares of Class A common stock held by Steven Murray. The address of Revolution Growth III, LP is 1717 Rhode Island Avenue, 10th Fl., Washington, D.C., 20036. Steven Murray is the operating manager of the ultimate general partner of Revolution Growth III, LP and a director of DraftKings. The Selling Securityholder is a party to the Stockholders Agreement.

(12)	Comprised of (i) 4,017 shares of Class A common stock, including 43 earnout shares issued to the Selling Securityholder, and 28 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Apoletto Investments IV, L.P., (ii) 1,000,175 shares of Class A common stock, including 10,663 earnout shares issued to the Selling Securityholder, and 7,010 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Apoletto Limited and (iii) 5,400,749 shares of Class A common stock, including 57,579 earnout shares issued to the Selling Securityholder, and 37,852 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by DST Global IV, L.P. The general partner of Apoletto Investments IV, L.P. is Apoletto Managers Limited. Despoina Zinonos is the president of the Apoletto Managers Limited. The director of Apoletto Limited is AMA Management Limited. David Muir is the President of Apoletto Limited The address of Apoletto Investments IV, L.P., Apoletto Limited and DST Global IV, L.P.is 4 Hill St, London, UK, W1J 5NE. The Selling Securityholder is a party to the Stockholders Agreement.

(13)	Comprised of 1,078,751 shares of Class A common stock, including 66,820 earnout shares issued to the Selling Securityholder, held by Hany Nada. The address of Hany Nada is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. Hany Nada is a director of DraftKings. “Shares of Class A common stock Beneficially Owned” includes an additional 12,894 shares of Class A common stock held by Hany Nada that are not offered hereunder.

(14)	Comprised of (i) 349,849 shares of Class A common stock, including 4,319 earnout shares issued to the Selling Securityholder and 2,839 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin Technology Fund, (ii) 112,207 shares of Class A common stock, including 1,036 earnout shares issued to the Selling Securityholder, and 681 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin US Opportunities Fund, (iii) 2,906,297 shares of Class A common stock, including 32,658 earnout shares issued to the Selling Securityholder, and 21,469 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held HARE AND CO FBO Franklin Strategic Series - Franklin Small Cap Growth Fund, (iv) 2,638,156 shares of Class A common stock, including 26,291 earnout shares issued to the Selling Securityholder, and 17,284 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by HARE AND CO FBO Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund and (v) 251,933shares of Class A common stock, including 2,418 earnout shares issued to the Selling Securityholder, and 1,590 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by HARE AND CO FBO Franklin Templeton Variable Insurance Products Trust -Franklin Small-Mid Cap Growth VIP Fund. Michael McCarthy is the control person for EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin Technology Fund. Franklin Advisers, Inc. is the investment manager and Michael McCarthy is the Executive Vice President and portfolio manager for HARE AND CO FBO Franklin Strategic Series - Franklin Small Cap Growth Fund and HARE AND CO FBO Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund. The address of EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin Technology Fund, EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin US Opportunities Fund, EGGER & CO. FBO Franklin Templeton Investment Funds - Franklin US Small Mid Cap Growth Fund, HARE AND CO FBO Franklin Strategic Series - Franklin Small Cap Growth Fund, HARE AND CO FBO Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund and HARE AND CO FBO Franklin Templeton Variable Insurance Products Trust -Franklin Small-Mid Cap Growth VIP Fund is c/o Franklin Advisers, Inc., Attn: Christopher Chen, One Franklin Parkway, San Mateo, CA 94403. The Selling Securityholder is a party to the Stockholders Agreement.

(15)	Comprised of (i) 276 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days, held by Paul Liberman, (ii) 4,286 shares of Class A common stock, which are earnout shares issued to the Selling Securityholder, and 2,818 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Paul Liberman 2015 Revocable Trust, (iii) 272,357 shares of Class A common stock including 5,625 earnout shares issued to the Selling Securityholder, and 3,698 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Paul Liberman 2020 Trust, and (iv) 13,597 shares of Class A common stock, which are earnout shares issued to the Selling Securityholder, held by the Liberman Grantor Retained Annuity Trust of 2020. “Shares of Class A Common Stock Beneficially Owned” includes 2,019,469 shares of Class A common stock, 6,792 private placement warrants and 3,745,062 vested options beneficially owned by the Selling Securityholder and 47,223 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Paul Liberman, the Paul Liberman 2015 Revocable Trust, the Paul Liberman 2020 Trust and the Liberman Grantor Retained Annuity Trust of 2020 is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. Paul Liberman is President, Global Technology and Product and a director of DraftKings and a party to the Stockholders Agreement.

(16)	Comprised of (i) 214,779 shares of Class A common stock, including 71,812 earnout shares issued to the Selling Securityholder, and 3,251 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Matthew Kalish, (ii) 6,568 shares of Class A common stock, including 61 earnout shares issued to the Selling Securityholder, and 40 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Kalish Family 2020 Irrevocable Trusts and (iii) 257,722 shares of Class A common stock, including 5,906 earnout shares issued to the Selling Securityholder, and 3,883 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Matthew P. Kalish 2020 Trust. “Shares of Class A Common Stock Beneficially Owned” includes 2,062,839 shares of Class A common stock, 7,174 private placement warrants and 3,013,194 vested options beneficially owned by the Selling Securityholder and 37,976 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Matthew Kalish, the Kalish Family 2020 Irrevocable Trusts and the Matthew P. Kalish 2020 Trust is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. Matthew Kalish is President, DraftKings North America and a director of DraftKings and a party to the Stockholders Agreement.

(17)	Comprised of (i) 1,385,925 shares of Class A common stock, including 14,776 earnout shares issued to the Selling Securityholder, and 9,714 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by FirstMark Capital OF I, L.P. and (ii) 1,819,365 shares of Class A common stock, including 19,397 earnout shares issued to the Selling Securityholder, and 12,751 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by FirstMark Capital OF II, L.P. Richard Heitzmann and Amish Jani are the managing members of FirstMark Capital OF I GP, LLC, the general partner of FirstMark Capital OF I, L.P and the managing members of FirstMark Capital OF II GP, LLC, the general partner of FirstMark Capital OF II, L.P. The address of FirstMark Capital OF I, L.P. and FirstMark Capital OF II, L.P. is 100 Fifth Ave, 3rd Floor, New York, NY 10011.

(18)	Comprised of (i) 468,053 shares of Class A common stock, including 4,990 earnout shares issued to the Selling Securityholder, and 3,280 shares of Class A common stock underlying warrants beneficially owned by Moussefixe L.P. over which Moussefixe L.P. and Charles Heilbronn have shared voting and dispositive power; (ii) 2,340,271 shares of Class A common stock, including 24,951 earnout shares issued to the Selling Securityholder, and 16,402 shares of Class A common stock underlying warrants beneficially owned by Mousserena, L.P. over which Mousserena, L.P. and Charles Heilbronn have shared voting and dispositive power; and (iii) 312,036 shares of Class A common stock, including 3,327 earnout shares issued to the Selling Securityholder, and 2,187 shares of Class A common stock underlying warrants beneficially owned by Moussescale over which Moussescale and Charles Heilbronn have shared voting and dispositive power. The address of Moussefixe L.P., Mousserena, L.P. and Moussescale is Ugland House, 135 South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands. The address of Mr. Heilbronn is c/o Mousse Partners Limited, 9 West 57th St, New York, NY 10019.

(19)	Comprised of 3,018,746 shares of Class A common stock held by Randolph John Anderson. “Shares of Class A Common Stock Offered” includes 63,000 earnout shares issued to the Selling Securityholder pursuant to the terms of the Earnout Escrow Agreement. The address of Randolph John Anderson is Apt. 504, Royal Sunset, Royal Ocean Plaza, Ocean Village Ave, Gibraltar. Randolph John Anderson is a party to the Stockholders Agreement.

(20)	Comprised of (i) 497,897 shares of Class A common stock, including 5,666 earnout shares issued to the Selling Securityholder, and 3,724 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by DK Edgar LLC, (ii) 497,897 shares of Class A common stock, including 5,666 earnout shares issued to the Selling Securityholder, and 3,724 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by DK Winter LLC, (iii) 553,852 shares of Class A common stock, including 5,289 earnout shares and 888,828 shares of Class A common stock underlying Old DK warrants issued to the Selling Securityholder, and 3,477 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held JAK II LLC, (iv) 584,836 shares of Class A common stock, including 6,655 earnout shares issued to the Selling Securityholder, and 4,375 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by KPC Venture Capital LLC, (v) 402,844 shares of Class A common stock, including 4,130 earnout shares issued to the Selling Securityholder, and 12 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Robert K. Kraft LLC and (vi) 381,671 shares of Class A common stock, including 4,214 earnout shares and 31,844 shares of Class A common stock underlying Old DK warrants issued to the Selling Securityholder, and 2,770 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held Two R LLC. Kraft has a marketing agreement with an affiliate of DraftKings and DraftKings has a sponsorship relationship with Gillette Stadium and the New England Patriots, pursuant to which DraftKings pays an annual fee to advertise and promote its brand and products at Gillette Stadium and through certain marketing and medial channels associates with Gillette Stadium and the Patriots. Jonathan A. Kraft is the managing member of DK Edgar LLC and JAK II LLC. Daniel A. Kraft is the managing member of DK Winter, LLC. Robert K. Kraft is the sole director of the manager of KPC Venture Capital LLC and Robert K. Kraft LLC and the managing member of Two R LLC. The address of DK Edgar LLC, DK Winter LLC, JAK II LLC, KPC Venture Capital LLC, Robert K. Kraft LLC and Two R LLC is One Patriot Place, Foxborough, MA 02035. The Selling Securityholder is a party to the Stockholders Agreement.

(21)	Comprised of (i) 3,150,721 shares of Class A common stock, including 29,103 earnout shares issued to the Selling Securityholder, and 19,132 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Park West Investors Master Fund, Limited and (ii) 349,147 shares of Class A common stock, including 3,225 earnout shares issued to the Selling Securityholder, and 2,120 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Park West Partners International, Limited. Peter S. Park is the sole member and manager of Park West Asset Management, LLC, the investment manager of Park West Investors Master Fund, Limited and Park West Partners International, Limited. The address of Park West Investors Master Fund, Limited and Park West Partners International, Limited is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939. The Selling Securityholder is a party to the Stockholders Agreement.

(22)	Comprised of (i) 788,390 shares of Class A common stock, including 8,405 earnout shares issued to the Selling Securityholder, and 5,526 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by AP Investment Series, LLC, (ii) 545,808 shares of Class A common stock, including 5,819 earnout shares issued to the Selling Securityholder, and 3,825 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by ArrowMark Fundamental Opportunity Fund, L.P., (iii) 851,288 shares of Class A common stock, including 9,076 earnout shares issued to the Selling Securityholder, and 5,966 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Meridian Growth Fund and (iv) 759,257 shares of Class A common stock, including 8,095 earnout shares issued to the Selling Securityholder, and 5,321 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Meridian Small Cap Growth Fund. David Corkins is the managing member of AP Investment Series, LLC, the managing member of the general partner of ArrowMark Fundamental Opportunity Fund, L.P. and the managing member of the investment adviser of Meridian Growth Fund and Meridian Small Cap Growth Fund. The address of AP Investment Series, LLC, ArrowMark Fundamental Opportunity Fund, L.P., Meridian Growth Fund and Meridian Small Cap Growth Fund is c/o ArrowMark Partners, 100 Fillmore St, Suite 325, Denver, CO 80206. The Selling Securityholder is a party to the Stockholders Agreement.

(23)	Comprised of (i) 741,106 shares of Class A common stock, including 7,901 earnout shares issued to the Selling Securityholder, and 5,194 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Top Tier Venture Capital VIII Holdings and (ii) 1,805,649 shares of Class A common stock, including 19,251 earnout shares issued to the Selling Securityholder, and 12,655 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Top Tier Venture Velocity Fund 2, LP. Garth A. L. Timoll Sr. is managing director and holder of sole voting proxy on behalf of the Selling Securityholder. The address of Top Tier Venture Capital VIII Holdings and Top Tier Venture Velocity Fund 2, LP is 600 Montgomery St., Suite 480, San Francisco, CA 94111. The Selling Securityholder is a party to the Stockholders Agreement.

(24)	Comprised of (i) 101,860 shares of Class A common stock, including 1,086 earnout shares issued to the Selling Securityholder, and 714 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by JS Capital LLC and (ii) 2,363,380 shares of Class A common stock, including 25,197 earnout shares issued to the Selling Securityholder, and 16,564 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Quantum Partners LP. This statement relates to shares held for the account of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum”). Soros Fund Management LLC (“SFM LLC”) serves as investment manager to Quantum. As such, SFM LLC has been granted investment discretion over portfolio investments held for the account of Quantum. As of the date hereof, George Soros is the Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The address of JS Capital LLC and Quantum Partners LP is c/o Soros Fund Management LLC, 250 West 55th St, New York, NY 10019. The Selling Securityholder is a party to the Stockholders Agreement.

(25)	Comprised of (i) 133,947 shares of Class A common stock, including 1,237 earnout shares issued to the Selling Securityholder, and 813 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP All-Star Fund III LLC, (ii) 26,935 shares of Class A common stock, including 709 earnout shares issued to the Selling Securityholder, and 466 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP All-Star Fund IIIC LLC, (iii) 284,984 shares of Class A common stock, including 3,879 earnout shares issued to the Selling Securityholder, and 2,550 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP All-Star Master Fund LLC, (iv) 1,886,837 shares of Class A common stock, including 17,429 earnout shares issued to the Selling Securityholder, and 11,457 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP Opportunity Fund V LLC, (v) 161,062 shares of Class A common stock, including 1,488 earnout shares issued to the Selling Securityholder, and 978 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP Opportunity Fund VI LLC, Series VI-D1 and (vi) 62,022 shares of Class A common stock, including 573 earnout shares issued to the Selling Securityholder, and 377 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by MVP Opportunity Fund VI LLC, Series V1-D4. Eric Branchfeld is the manager of MVP Manager LLC, the manager of MVP All-Star Fund III LLC, MVP All-Star Fund IIIC LLC, MVP All-Star Master Fund LLC, MVP Opportunity Fund V LLC, MVP Opportunity Fund VI LLC, Series VI-D and MVP Opportunity Fund VI LLC, Series V1-D4. The address of MVP All-Star Fund III LLC, MVP All-Star Fund IIIC LLC, MVP All-Star Master Fund LLC, MVP Opportunity Fund V LLC, MVP Opportunity Fund VI LLC, Series VI-D and MVP Opportunity Fund VI LLC, Series V1-D4 is c/o Manhattan Venture Partners, 152 Madison Avenue, 7th Floor, New York, NY 10016. The Selling Securityholder is a party to the Stockholders Agreement.

(26)	Comprised of 2,796,181 shares of Class A common stock, and 929,100 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Eagle Equity Partners, LLC. “Shares of Class A Common Stock Offered” includes 1,500,000 earnout shares issued to the Selling Securityholder pursuant to the terms of the Earnout Escrow Agreement. The address of Eagle Equity Partners, LLC is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Eagle Equity Partners, LLC was the sponsor of DEAC and is a party to the Stockholders Agreement.

(27)	Comprised of 929,099 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Harry E. Sloan. “Shares of Class A Common Stock Beneficially Owned” includes 13,035 shares of Class A common stock held by the Selling Securityholder. The address of Harry E. Sloan is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Harry E. Sloan was one of the founders of DEAC, is the Vice Chairman of DraftKings and is a party to the Stockholders Agreement.

(28)

Comprised of 2,729,912 shares of Class A common stock held by The Landmark South Dakota Trust UAD 11/20/14. “Shares of Class A Common Stock Offered” includes 1,500,000 earnout shares issued pursuant to the terms of the Earnout Escrow Agreement. The Landmark South Dakota Trust UAD 11/20/14 is a blind trust established for the benefit of Harry E. Sloan’s immediate family. Harry E. Sloan was one of the founders of DEAC, is the Vice Chairman of DraftKings and is a party to the Stockholders Agreement. The address of The Landmark South Dakota Trust UAD 11/20/14 is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(29)	Comprised of 1,856,247 shares of Class A common stock held by J Gleek Properties Limited. “Shares of Class A Common Stock Offered” includes 45,000 earnout shares issued to the Selling Securityholder pursuant to the terms of the Earnout Escrow Agreement. Julian Gleek is the sole director of the Selling Securityholder and is a party to the Stockholders Agreement. The address of J Gleek Properties Limited is Richmond House, Avonmouth Way, Avonmouth, Bristol, United Kingdom, BS11 8DE.

(30)	Comprised of 2,169,918 shares of Class A common stock, including 20,044 earnout shares issued to the Selling Securityholder, stock and 13,176 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Schechter Private Capital Fund1, LLC - GTP Series J. Marc Rodney Schechter is the President and Fund Manager of Schechter Private Capital Fund1, LLC - GTP Series J. The address of Schechter Private Capital Fund1, LLC - GTP Series J is 251 Pierce St, Attn: Marc Schechter, Birmingham, MI 48009. The Selling Securityholder is a party to the Stockholders Agreement.

(31)	Comprised of 2,004,442 shares of Class A common stock, including 18,515 earnout shares issued to the Selling Securityholder, and 12,172 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by SMALLCAP World Fund, Inc. The address of SMALLCAP World Fund, Inc. is 333 South Hope St, Los Angeles, CA 90071. The Selling Securityholder is a party to the Stockholders Agreement.

(32)	Comprised of 1,711,885 shares of Class A common stock, including 15,813 earnout shares issued to the Selling Securityholder, and 10,395 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Carmenta Opportunities 2020, L.P. The Control Persons of Carmenta Opportunities 2020, L.P. are Kirk Dizon and Andrew Dipkin. The address of Carmenta Opportunities 2020, L.P. is 191 Knoll Pl, St. Helena, CA 94574.

(33)	Comprised of 1,280,491 shares of Class A common stock, including 13,652 earnout shares issued to the Selling Securityholder, and 8,975 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Madison Square Garden Investments, LLC. Madison Square Garden Investments is indirectly owned by Madison Square Garden Entertainment Corp., which is controlled by members of the Dolan family, including trusts for members of the Dolan family. Each Control Person disclaims beneficial ownership of the shares of the Company held by MSG Entertainment Corp. and its subsidiaries, except to the extent of any pecuniary interest therein, and this response should not be deemed an admission that any of the Controlled Persons is a beneficial owner of such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose. This Selling Securityholder was previously party to a marketing partnership with DraftKings, which expired in 2019. The address of Madison Square Garden Investments, LLC is 2 Pennsylvania Plaza, New York, NY 10121.

(34)	Comprised of (i) 617,480 shares of Class A common stock, including 5,704 earnout shares issued to the Selling Securityholder, and 3,750 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by UIT Growth Equity Series DK Limited Partnership and (ii) 641,115 shares of Class A common stock, including 5,922 earnout shares issued to the Selling Securityholder, and 3,893 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by UIT Growth Equity Series DK3 Limited Partnership. Patrick Robinson is the partner of UIT Growth Equity Series DK Limited Partnership and UIT Growth Equity Series DK3 Limited Partnership. The address of UIT Growth Equity Series DK Limited Partnership and UIT Growth Equity Series DK3 Limited Partnership is 999 Hastings St W, Vancouver, BC Canada V6C 2W2. The Selling Securityholder is a party to the Stockholders Agreement.

(35)	Comprised of 1,041,534 shares of Class A common stock, including 11,104 earnout shares issued to the Selling Securityholder, and 7,300 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held Boston Seed Capital II, L.P. Nicole M. Stata is the managing member of Boston Seed Capital II, L.P. The address of Boston Seed Capital II, L.P. is PO Box 309, Westwood, MA 02090.

(36)	Comprised of 921,826 shares of Class A common stock, including 9,732 earnout shares issued to the Selling Securityholder, and 6,398 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Carnegie GM Partners LLC. The managers of Carnegie GM Partners LLC are Andrew C. Walter and Geraldine F. McMamus. The address of Carnegie GM Partners LLC is 17 State St, Ste 3220, New York, NY 10004.

(37)	Comprised of (i) 175,470 shares of Class A common stock, including 1,871 earnout shares issued to the Selling Securityholder, and 1,230 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by BDS Venture Fund II LLC and (ii) 578,048 shares of Class A common stock, including 6,163 earnout shares issued to the Selling Securityholder, and 4,051 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by BDS Venture Fund LLC. Brian Rubinstein, a former board observer of Old DK, is the manager of the funds. The address of BDS Venture Fund II, BDS Venture Fund and its manager is 31 Sherwood Ln, Roslyn Heights, NY 11577.

(38)	Comprised of 750,914 shares of Class A common stock, including 8,006 earnout shares issued to the Selling Securityholder, and 5,263 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Wildcat Opportunistic DraftKings Fund, LP. Richard Travia is the managing member of Wildcat Opportunistic DraftKings Fund, LP. The address of Wildcat Opportunistic DraftKings Fund, LP is 275 Woodbine Cir, New Providence, NJ 07974.

(39)	Comprised of 730,856 shares of Class A common stock, including 7,792 earnout shares issued to the Selling Securityholder, and 5,122 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Ashley Kalish. The address of Ashley Kalish is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(40)	Comprised of 808,653shares of Class A common stock, including 7,470 earnout shares issued to the Selling Securityholder, and 4,910 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Title 19 DK. The manager of Title 19 DK is Michael S. Gordon. The address of Title 19 DK is 126 Brookline Ave, 3rd Fl, Boston, MA 02215.

(41)	Comprised of (i) 285,431 shares of Class A common stock, including 3,043 earnout shares issued to the Selling Securityholder, and 2,001 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Schiller Partners, Inc., (ii) 60,646 shares of Class A common stock, including 647 earnout shares issued to the Selling Securityholder, and 425 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Schiller Revocable Trust #2, (iii) 241,542 shares of Class A common stock, including 2,397 earnout shares issued to the Selling Securityholder, and 1,575 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Rio Vista Investments LLC and (iv) 104,533shares of Class A common stock, including 1,293 earnout shares issued to the Selling Securityholder, and 850 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by DRVS LLC. Jonathan Schiller is the President and Director of Schiller Partners, Inc. and the trustee of Schiller Revocable Trust #2. Amy Habie is the manager of Rio Vista Investments LLC and DRVS LLC. The address of Schiller Partners, Inc. and Schiller Revocable Trust #2 is c/o Boies Schiller Flexner LLP, 55 Hudson Yards, 20th Fl, New York, NY 10001. The address of Rio Vista Investments LLC and DRVS LLC is 2200 Corporate Blvd NW, Ste 400, Boca Raton, FL 33431.

(42)	Comprised of 676,988 shares of Class A common stock, including 7,218 earnout shares issued to the Selling Securityholder, and 4,745 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by GGV Capital Select L.P. The general partner of GGV Capital Select L.P. is GGV Capital Select L.L.C. The managing partners of GGV Capital Select L.L.C. are Jixun Foo, Yew Mei Green, Glenn Solomon, Jenny Hong Wei Lee, Jeffrey Gordon Richards and Hans Tung. The address of GGV Capital Select L.P. is 3000 Sand Hill Rd, Suite 4-230, Menlo Park, CA 94025. The Selling Securityholder is a party to the Stockholders Agreement.

(43)	Comprised of 621,433shares of Class A common stock, including 6,625 earnout shares issued to the Selling Securityholder, and 4,355 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Hub Angel Investment Group, Fund IV. The managing director of Hub Angel Investment Group, Fund IV is Charles Cameron. The address of Hub Angel Investment Group, Fund IV is 131 Marlborough St, Unit 4, Boston, MA 02116.

(44)	Comprised of 591,654 shares of Class A common stock, including 6,308 earnout shares issued to the Selling Securityholder, and 4,147 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Brandywine Private Equity Partners (2016), LP. The general partner of Brandywine Private Equity Partners (2016), LP is Brandywine Managers, LLC. The authorized signers of Brandywine Managers, LLC are Richard E. Carlson, John A. Ciccarone and William Scott Campbell. The address of Richard E. Carlson is 859 Old Public Rd, Hockessin, DE 19707. The address of John A. Ciccarone is 122 Round Hill Rd, Kennett Square, PA 19348. The address of William Scott Campbell is 395 Thornton Rd, Cheyney, PA 19319.

(45)	Comprised of 591,654 shares of Class A common stock, including 6,308 earnout shares issued to the Selling Securityholder, and 4,147 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Summit Strategies COI Fund I, L.P. Daniel Scott Pogue is the control person of Summit Strategies COI Fund I, L.P. The address of Summit Strategies COI Fund I, L.P. is 701 Market St., Ste. 1100, St. Louis, MO 63101.

(46)	Comprised of (i) 484,154 shares of Class A common stock, including 5,173 earnout shares issued to the Selling Securityholder, and 3,400 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Veralda AB, (ii) 24,208 shares of Class A common stock, including 259 earnout shares issued to the Selling Securityholder, and 170 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Nunataq AB and (iii) 37,442 shares of Class A common stock, including 388 earnout shares issued to the Selling Securityholder, and 255 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Kristian Nylen. Anderson Strom is the director and owner of Veralda AB. Patrick Clase is the director and owner of Nunataq AB. The address of Veralda AB is 35 Carvile St, London SW 3 GHA, United Kingdom. The address of Nuntaq AB is Korsovagen 19, 19249 Enebyberg, Sweden. The address of Kristian Nylen is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(47)

Comprised of 63,538 shares of Class A common stock, including 6,427 earnout shares issued to the Selling Securityholder, and 352 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Jordan Mendell, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 145,836 shares of Class A common stock, 352 private placement warrants and 258,501 vested options beneficially owned by the Selling Securityholder and 1,878 shares underlying unvested options that will vest within 60 days. The address of Jordan Mendell is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(48)	Comprised of 505,776 shares of Class A common stock, including 5,392 earnout shares issued to the Selling Securityholder, and 3,545 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Kombo Growth Fund I, LLC. Kevin Gould is the President of KRG Entertainment, LLC, the managing member of Kombo Growth Fund I, LLC. The address of Kombo Growth Fund I, LLC is 6600 Sunset Blvd, Ste 235, Los Angeles, CA 90028.

(49)	Comprised of 494,740 shares of Class A common stock, including 5,275 earnout shares issued to the Selling Securityholder, and 3,468 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by SP Investment Associates, L.P. Stephen G. Pagliuca and Anastasios Parafestas are the managers of Roundview Partners, LLC, the general partner of SP Investment Associates, L.P. The address of SP Investment Associates, L.P. is One Joy St, Boston, MA 02108.

(50)	Comprised of (i) 44,058 shares of Class A common stock, including 407 earnout shares issued to the Selling Securityholder, and 268 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by EquityZen Growth Technology Fund LLC - Series 212, (ii) 311,257 shares of Class A common stock, including 2,875 earnout shares issued to the Selling Securityholder, and 1,890 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by EquityZen Growth Technology Fund LLC - Series 265 and (iii) 196,308shares of Class A common stock, including 1,813 earnout shares issued to the Selling Securityholder, and 1,192 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by EquityZen Growth Technology Fund LLC - Series 397. The manager representatives of EquityZen Growth Technology Fund LLC - Series 212, EquityZen Growth Technology Fund LLC - Series 265 and EquityZen Growth Technology Fund LLC - Series 397 are Philip Haslett and Atish Davda. The address of EquityZen Growth Technology Fund LLC - Series 212, EquityZen Growth Technology Fund LLC - Series 265 and EquityZen Growth Technology Fund LLC - Series 397 is 45 West 27th St, Suite 200, New York, NY 10001.

(51)	Comprised of 423,417 shares of Class A common stock, including 4,514 earnout shares issued to the Selling Securityholder, and 2,968 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by NHL Enterprises, LP. Craig C. Harnett, Senior Executive Vice President & CFO of NHL Enterprises, LP. DraftKings was previously a sponsor and licensee of intellectual property from NHL Enterprises, LP. The address of NHL Enterprises, LP is 1185 Ave of the Americas, New York, NY 10036.

(52)	Comprised of 487,422 shares of Class A common stock, including 4,502 earnout shares issued to the Selling Securityholder, and 2,960 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the MJE Personal Gift Trust A. The beneficiary of the MJE Personal Gift Trust A is Michael J. Egan. The address of the MJE Personal Gift Trust A is 8 Queen Anne Ave, Hopkinton, MA 01748.

(53)	Comprised of 455,264 shares of Class A common stock, including 4,205 earnout shares issued to the Selling Securityholder, and 2,764 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Las Olas Private Equity VII, LP. Justin Courtenay is the president of Las Olas Private Equity VII, LP. The address of Las Olas Private Equity VII, LP is 401 E Las Olas Blvd, Ste 2200, Fort Lauderdale, FL 33301.

(54)

Comprised of (i) 1,693 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Woodrow Levin, (ii) 44,616 shares of Class A common stock, including 412 earnout shares issued to the Selling Securityholder, and 271 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Levin Family 2015 Irrevocable Trust and (iii) 10 shares of Class A common stock and 19 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by OneSix Red, LLC. “Shares of Class A common stock Beneficially Owned” includes 57,121 shares of Class A common stock and 1,983 private placement warrants beneficially owned by the Selling Securityholder. The address of Woodrow Levin and the Levin Family 2015 Irrevocable Trust is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. The address of OneSix Red, LLC is 46 Wilmot St, San Francisco, CA 94115. Woodrow Levin is a director of DraftKings and a party to the Stockholders Agreement.

(55)

Comprised of (i) 114,905 shares of Class A common stock, including 1,814 earnout shares issued to the Selling Securityholder, held by the Levin 2020 Irrevocable Trust and (ii) 114,905 shares of Class A common stock, including 1,813 earnout shares issued to the Selling Securityholder, held by the Levin Family 2020 Irrevocable Trust. “Shares of Class A common stock Beneficially Owned” includes 112,874 vested options beneficially owned by the Selling Securityholder. The address of the Levin 2020 Irrevocable Trust and the Levin Family 2020 Irrevocable Trust is 222 Berkeley St, 5th Floor, Boston, MA 02116.

(56)	Comprised of 398,273 shares of Class A common stock, including 3,679 earnout shares issued to the Selling Securityholder, and 2,418 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Smash Ventures Tackle SPV LLC. Evan Richter is the general partner of Smash Ventures Tackle SPV LLC. The address of Smash Ventures Tackle SPV LLC is 8902 Rangely Ave, W Hollywood, CA 90048.

(57)	Comprised of 303,225 shares of Class A common stock, including 3,233 earnout shares issued to the Selling Securityholder, and 2,125 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by PBE Investments, Ltd. The control person of PBE Investments, Ltd is Paul B. Edgerley. The address of PBE Investments, Ltd is 119 Hyslop Rd, Brookline, MA 02445.

(58)

Comprised of 82,475 shares of Class A common stock, including 4,677 earnout shares issued to the Selling Securityholder, and 477 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Gregory Brian Karamitis, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 199,311 shares of Class A common stock, 477 private placement warrants and 122,799 vested options beneficially owned by the Selling Securityholder and 6,467 shares underlying unvested options that will vest within 60 days. The address of Gregory Brian Karamitis is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(59)

Comprised of 873 shares of Class A common stock and 57 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Travis Dunn. “Shares of Class A common stock Beneficially Owned” includes 239,388 shares of Class A common stock, 57 private placement warrants and 40,887 vested options beneficially owned by the Selling Securityholder and 14,299 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Travis Dunn is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116. Travis Dunn is the Chief Technology Officer of DraftKings and a party to the Stockholders Agreement.

(60)	Comprised of 252,982 shares of Class A common stock, including 2,697 earnout shares issued to the Selling Securityholder, and 1,773 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held Brookwood Partners LP. Barry Rubenstein is the general partner of Brookwood Partners LP. The address of Brookwood Partners LP is 68 Wheatley Rd, Brookville, NY 11545.

(61)	Comprised of (i) 210,268 shares of Class A common stock, including 2,242 earnout shares issued to the Selling Securityholder, and 1,474 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Data Point Capital II, L.P. and (ii) 32,311 shares of Class A common stock, including 344 earnout shares issued to the Selling Securityholder, and 226 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Data Point Capital II-Q, L.P. Scott Savitz and Mike Majors are the managing members of Data Point Partners II, LLC, the general partner of Data Point Capital II, LP and Data Point Capital II-Q, L.P. The address of Data Point Capital II, L.P. and Data Point Capital II-Q, L.P. is One Marina Park Dr, 10th Fl, Boston, MA 02210.

(62)

Comprised of 105,666 shares of Class A common stock, including 3,998 earnout shares issued to the Selling Securityholder, and 623 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Stephanie Sherman, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 228,566 shares of Class A common stock, 623 private placement warrants and 77,487 vested options beneficially owned by the Selling Securityholder and 5,737 shares underlying unvested options that will vest within 60 days. The address of Stephanie Sherman is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(63)	Comprised of 229,451 shares of Class A common stock, including 2,446 earnout shares issued to the Selling Securityholder, and 1,608 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Benvolio Ventures LLC – Series Draft Kings. Ernest David Odinec, Samuel Paul Frankfort and Lewis Joseph Frankfort are the managers of Benvolio Group LLC, the manager of Benvolio Ventures LLC - Series Draft Kings. The address of Benvolio Ventures LLC – Series Draft Kings is 3 Columbus Cir, Ste 2120, New York, NY 10019.

(64)	Comprised of 264,383 shares of Class A common stock, including 2,442 earnout shares issued to the Selling Securityholder, and 1,605 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by World Wrestling Entertainment, Inc. Frank Riddick is the interim Chief Financial Officer of World Wrestling Entertainment, Inc. The address of World Wrestling Entertainment, Inc. is 1241 E Main St, Stamford, CT 06902.

(65)	Comprised of 245,746 shares of Class A common stock, including 2,270 earnout shares issued to the Selling Securityholder, and 1,492 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by AngelList-Dngs-Fund, a series of AngelList-FkKa-Funds, LLC. The address of AngelList-Dngs-Fund, a series of AngelList-FkKa-Funds, LLC is c/o Belltower Fund Group, Ltd., PO Box 3217, Seattle, WA 98114.

(66)

Comprised of 10,677 shares of Class A common stock, including 2,190 earnout shares issued to the Selling Securityholder, and 52 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Edward Zaleski, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 10,920 shares of Class A common stock, 52 private placement warrants and 169,321 vested options beneficially owned by the Selling Securityholder. The address of Edward Zaleski is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(67)	Comprised of (i) 98,609 shares of Class A common stock, including 1,051 earnout shares issued to the Selling Securityholder, and 691 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Plum Bush 1, LLC and (ii) 98,609 shares of Class A common stock, including 1,051 earnout shares issued to the Selling Securityholder, and 691 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Plum Bush 2, LLC. David Fialkow is the manager of Plum Bush 1, LLC and Plum Bush 2, LLC. The address of Plum Bush 1, LLC and Plum Bush 2, LLC. is 625 Main St, Millis, MA 02504.

(68)	Comprised of 202,103 shares of Class A common stock, including 2,103 earnout shares issued to the Selling Securityholder, and 1,382 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by PYX Company Limited. Ahmed Tayeb is a director of PYX Company Limited. The address of PYX Company Limited is Trident Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(69)

Comprised of 210,306 shares of Class A common stock, including 2,686 earnout shares issued to the Selling Securityholder, and 1,272 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Jeffrey Haas, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 231,546 shares of Class A common stock, 1,272 private placement warrants and 19,231 vested options beneficially owned by the Selling Securityholder and 2,281 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Jeffrey Haas is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(70)	Comprised of 218,055 shares of Class A common stock, including 2,014 earnout shares issued to the Selling Securityholder, and 1,324 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by TPI DraftKings Investment I, LLC. Tracy Deforge is the managing member of The Players’ Impact Ventures, LLC, which is the manager of TPI DraftKings Investment I, LLC. The address of TPI DraftKings Investment I, LLC is 102 Union St, Franklin, MA 02038.

(71)	Comprised of 169,367shares of Class A common stock, including 1,806 earnout shares issued to the Selling Securityholder, and 1,187 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held Legends Hospitality, LLC. Legends Hospitality, LLC is wholly-owned by Legends Hospitality Holding Company, LLC. The President and Chief Executive Officer of Legends Hospitality Holding Company, LLC is Shervin Mirhashemi. The address of Legends Hospitality, LLC is 61 Broadway, Ste 2400, New York, NY 10006.

(72)

Comprised of 193,174 shares of Class A common stock and 1,184 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Janet Holian, a former officer of Old DK and the CEO of DRIVE by DraftKings. “Shares of Class A common stock Beneficially Owned” includes 477,627 shares of Class A common stock, 1,184 private placement warrants and 461,265 vested options beneficially owned by the Selling Securityholder. The address of Janet Holian is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(73)	Comprised of 187,121 shares of Class A common stock, including 1,728 earnout shares issued to the Selling Securityholder, and 1,136 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Fort Point Fund DK, LLC. The manager of Fort Point Fund DK, LLC is Joseph L. Kempf. The address of Fort Point Fund DK, LLC is 2780 SE 7th Dr, Pompano Beach, FL 33062.

(74)

Comprised of 129,020 shares of Class A common stock, including 1,714 earnout shares issued to the Selling Securityholder, and 780 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Jonathan Aguiar, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 185,656 shares of Class A common stock and 780 private placement warrants beneficially owned by the Selling Securityholder and 64 shares underlying unvested options that will vest within 60 days. The address of Jonathan Aguiar is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(75)	Comprised of 143,425 shares of Class A common stock, including 1,529 earnout shares issued to the Selling Securityholder, and 1,005 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Agman Investments, LLC. Howard Scott Silverman is the manager of Agman Investments, LLC. The address of Agman Investments, LLC is 10 E Ohio St, 2nd Floor, Chicago, IL 60611.

(76)	Comprised of 20,000 shares of Class A common stock and 133,333 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Joshua Kazam, a former director of DEAC and a party to the Stockholders Agreement. The address of Joshua Kazam is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

(77)	Comprised of 20,000 shares of Class A common stock and 133,333 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Frederic Rosen, a former director of DEAC and a party to the Stockholders Agreement. The address of Frederic Rosen is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

(78)

Comprised of 20,522 shares of Class A common stock, including 1,634 earnout shares issued to the Selling Securityholder, and 116 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Scott Salsbury, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 56,626 shares of Class A common stock and 116 private placement warrants beneficially owned by the Selling Securityholder and 1,491 shares underlying unvested options that will vest within 60 days. The address of Scott Salsbury is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(79)

Comprised of 120,028 shares of Class A common stock, including 1,280 earnout shares issued to the Selling Securityholder, and 841 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Benjamin F. Stein. The address of Benjamin F. Stein is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(80)

Comprised of 89,924 shares of Class A common stock, including 1,517 earnout shares issued to the Selling Securityholder, and 542 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Edward Silva, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 127,105 shares of Class A common stock, 542 private placement warrants and 387 vested options beneficially owned by the Selling Securityholder and 1,455 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Edward Silva is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(81)	Comprised of 132,435 shares of Class A common stock, including 1,223 earnout shares issued to the Selling Securityholder, and 804 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by the Timothy J. McSweeney 2006 Trust. The trustees of the Timothy J. McSweeney 2006 Trust are Timothy J. McSweeney and Debie A. McSweeney. The address of the Timothy J. McSweeney 2006 Trust is 9 Cliff Rd, Weston, MA 02493.

(82)	Comprised of (i) 89,231 shares of Class A common stock, including 824 earnout shares issued to the Selling Securityholder, and 542 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Peter Vaccarella, (ii) 13,249 shares of Class A common stock, including 122 earnout shares issued to the Selling Securityholder, and 80 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Vincent Vaccarella and (iii) 26,534 shares of Class A common stock, including 245 earnout shares issued to the Selling Securityholder, and 161 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Frank Vaccarella. The address of Peter Vaccarella, Vincent Vaccarella and Frank Vaccarella is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(83)	Comprised of 124,924 shares of Class A common stock, including 1,154 earnout shares issued to the Selling Securityholder, and 759 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Disruptive Ventures, LLC. 7579 Holdings LLC is the managing member of Disruptive Ventures, LLC. The address of Disruptive Ventures, LLC is 200 Vesey St, 24th Fl, New York, NY 10281.

(84)	Comprised of 117,387 shares of Class A common stock, including 1,084 earnout shares issued to the Selling Securityholder, and 713 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Angel Street Capital, LLC. Robert J. Maccini and Joseph V. Gallagher are the managing members of Angel Street Capital, LLC. The address of Angel Street Capital, LLC is 34 Narragansett Ave, Ste 4, Jamestown, RI 02835.

(85)

Comprised of 12,566 shares of Class A common stock, including 1,294 earnout shares issued to the Selling Securityholder, and 69 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Timothy John Parilla, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 21,999 shares of Class A common stock and 69 private placement warrants beneficially owned by the Selling Securityholder. The address of Timothy John Parilla is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(86)	Comprised of 114,163 shares of Class A common stock, including 1,055 earnout shares issued to the Selling Securityholder, and 693 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by SperWood, LLC. John Albert Elway and Jeffrey Michael Sperbeck are the managing partners and beneficial owners of SperWood LLC. The address of SperWood LLC is 2200 S. Jackson St. Denver, CO 80211.

(87)	Comprised of 97,778 shares of Class A common stock, including 1,042 earnout shares issued to the Selling Securityholder, and 685 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Joshua Weiss. The address of Joshua Weiss is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(88)	Comprised of 88,938 shares of Class A common stock, including 948 earnout shares issued to the Selling Securityholder, and 623 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by JNI Investments, LLC. Jesse Izak is the member of JNI Investments, LLC. The address of JNI Investments, LLC is 129 W 69th St, Apt 1, New York, NY 1002.

(89)	Comprised of 100,734 shares of Class A common stock, including 930 earnout shares issued to the Selling Securityholder, and 612 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by ACP Venture Capital Fund II LLC. Anthony Simone and Anthony Gardini are co-managers of ACP Venture Capital Fund II LLC. The address of ACP Venture Capital Fund II LLC is 205 Oser Ave, Hauppauge, NY 11788.

(90)

Comprised of 65,752 shares of Class A common stock, including 1,215 earnout shares issued to the Selling Securityholder, and 396 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Andrew W. Jonas, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 97,122 shares of Class A common stock, 396 private placement warrants and 44,114 vested options beneficially owned by the Selling Securityholder and 2,794 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Andrew W. Jonas is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(91)

Comprised of 6,605 shares of Class A common stock, including 1,080 earnout shares issued to the Selling Securityholder, and 34 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by James M. Scarpellini, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 6,605 shares of Class A common stock and 34 private placement warrants beneficially owned by the Selling Securityholder and 1,879 shares underlying unvested options that will vest within 60 days. The address of James M. Scarpellini is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(92)

Comprised of 18,946 shares of Class A common stock, including 1,154 earnout shares issued to the Selling Securityholder, and 109 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Elaine Milardo, an employee of DraftKings. “Shares of Class A common stock Beneficially Owned” includes 19,164 shares of Class A common stock, 109 private placement warrants and 265 vested options beneficially owned by the Selling Securityholder and 2,475 shares underlying unvested options that will vest within 60 days. The address of Elaine Milardo is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(93)

Comprised of 93,734 shares of Class A common stock, including 866 earnout shares issued to the Selling Securityholder, and 569 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Stephen and Mary Ann Phillips. The address of Stephen and Mary Ann Phillips is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(94)	Comprised of 20,000 shares of Class A common stock and 66,666 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Scott M. Delman, a former director of DEAC and a party to the Stockholders Agreement. The address of Scott M. Delman is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

(95)	Comprised of 85,358 shares of Class A common stock, including 788 earnout shares issued to the Selling Securityholder, and 518 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by PPR Investors, LLC. Howard Glen Goldstein is the managing member of PPR Investors, LLC. The address of PPR Investors, LLC is 8506 Salem Way, Bethesda, MD 20814.

(96)	Comprised of 84,591 shares of Class A common stock, including 781 earnout shares issued to the Selling Securityholder, and 514 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Jonathan Hughes, a former employee of DraftKings. The address of Jonathan Hughes is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(97)

Comprised of 28,351 shares of Class A common stock, including 989 earnout shares issued to the Selling Securityholder, and 168 shares of Class A common stock issuable upon exercise of an equal number of private placement warrants that are exercisable within 30 days held by Brijal Padia. “Shares of Class A common stock Beneficially Owned” includes 119,690 shares of Class A common stock and 19,447 vested options beneficially owned by the Selling Stockholder and 1,817 shares underlying unvested options and restricted stock units that will vest within 60 days. The address of Brijal Padia is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

(98)	Comprised of 20,000 shares of Class A common stock held by Scott Ross, a former director of DEAC and a party to the Stockholders Agreement. The address of Scott Ross is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067.

(99)	The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A common stock. The address for these Selling Securityholders is c/o DraftKings, 222 Berkeley St, 5th Floor, Boston, MA 02116.

Listing of Common Stock

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock and warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and that are purchased from the Selling Securityholders or their permitted transferees. This discussion does not apply to our issuance of (i) shares of our Class A common stock upon the exercise of warrants to purchase Class A common stock, including the private placement warrants, (ii) shares of Class A common stock issuable upon the satisfaction of certain triggering events (as described above), (iii) shares of Class A common stock issuable upon the exercise of options granted under the Plans.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost for the Class A common stock or warrant less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.

Exercise, Lapse, or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would be deemed to have surrendered warrants having a fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s aggregate tax basis in the Class A common stock received would equal the sum of the exercise price of the warrants deemed exercised and the U.S. holder’s tax basis in such warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of a warrant, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Although the matter is not free from doubt, a redemption of warrants for Class A common stock should be treated as a tax-free recapitalization for tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for Class A common stock. A U.S. Holder’s aggregate tax basis in the Class A common stock received in the redemption should equal such U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary stock received in redemption of the warrants should include such U.S. Holder’s holding period for the surrendered warrants.

If we redeem warrants for cash or if we purchase warrants in an open-market transaction, such redemption or purchase generally will be treated as a taxable disposition to U.S. Holders, taxed as described above under “U.S. Holders— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “—Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (other than certain distributions of our stock) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). If a Non-U.S. Holder is eligible for a reduced rate of United States withholding tax under a tax treaty, such Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends on the Class A common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid other information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) shares of Class A common stock upon exercise of the private placement warrants, (ii) shares of Class A common stock issued upon the satisfaction of certain triggering events in connection with the earnout shares and (iii) shares of Class A common stock issuable upon the exercise of outstanding options granted under the 2017 Equity Incentive Plan and 2012 Equity Incentive Plan held by former consultants of DraftKings Inc., a Delaware corporation. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) shares of Class A common stock (including shares of Class A common stock that may be issued upon exercise of the private placement warrants) and (ii)  private placement warrants, in each case up to the amounts set forth in the section entitled “Selling Securityholders”.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker- dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock are currently listed on Nasdaq under the symbol “DKNG”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Private Placement Warrants

The private placement warrants became exercisable on May 23, 2020 and may be exercised on or before the expiration date by delivering to the warrant agent, Computershare Trust Company, N.A., a federally chartered trust company and Computershare Inc., a Delaware corporation (collectively, the “warrant agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i) the certificate in physical form (the “Definitive Warrant Certificate”) evidencing the warrants to be exercised, or, in the case of a book-entry certificate (the “Book-Entry Warrant Certificate”) the warrants to be exercised on the records of the Depositary to an account of the warrant agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the warrant agent to the Depositary from time to time, (ii) an election to purchase shares of Class A common stock pursuant to the exercise of a warrant, properly completed and executed by the holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full shares of common stock as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the shares of Class A common stock and the issuance of such Class A common stock.

The private placement warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing the warrants in which our Board has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holders of exercised warrants would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of our Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of our Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of warrants or the warrant agent, as applicable. The notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case.

No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of shares of Class A common stock to be issued to such holder.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Description of Securities—Lock-up Agreements.”

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon the validity of the Class A common stock offered by this prospectus and certain other legal matters related to this prospectus. Certain legal matters relating to the validity of the warrants offered by this prospectus and certain other legal matters related to this prospectus has been passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of DraftKings Inc. as at December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018, that have been incorporated by reference into this prospectus, have been audited by BDO USA, LLP (“BDO”), an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SBT and Subsidiaries as at December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2019, 2018 and 2017, incorporated by reference into this prospectus, have been audited by Ziv Haft, CPA (Isr.) (“Ziv Haft”), a BDO Member Firm, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Ziv Haft’s report contains an explanatory paragraph regarding the impact of the novel coronavirus.

180,051,035 Shares of Class A Common Stock

1,659,094 Warrants to Purchase Class A Common Stock

PROSPECTUS

, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$80,302
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Financial printing and miscellaneous expenses	30,000
Total	$180,302

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and bylaws also provide for indemnification for our directors and officers to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors that are, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16. Exhibits and Financial Statements.

(a) Exhibits.        The following exhibits are being followed herewith:

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of DraftKings Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020)

4.2	Amended and Restated Bylaws of DraftKings Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.3	Specimen Class A Common Stock Certificate of DraftKings (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.4	Form of Warrant Certificate of DraftKings Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.5	Warrant Agreement, dated May 10, 2019, by and between Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Diamond Eagle Acquisition Corp.’s Current Report on Form 8-K filed on May 14, 2019).

5.1	Opinion of Greenberg Traurig, LLP as to the validity of the common stock (incorporated by reference to Exhibit 5.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-238051), filed with the SEC on May 12, 2020).

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the warrants (incorporated by reference to Exhibit 5.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-238051), filed with the SEC on May 12, 2020).

23.1	Consent of BDO USA, LLP, independent registered public accounting firm of DraftKings Inc.

23.2	Consent of Ziv Haft, CPA (Isr.), a BDO Member Firm, independent registered public accounting firm of SBTech (Global) Limited.

23.3	Consent of Greenberg Traurig, LLP, (included as part of Exhibit 5.1).

23.4	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.2).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-238051), filed with the SEC on February 26, 2021).

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering being made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 3rd day of December, 2021.

DraftKings Inc.

By:	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 on Form S-3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 3rd day of December, 2021.

Name	Position	Date
/s/ Jason D. Robins	Chief Executive Officer and Chairman	December 3, 2021
Jason D. Robins	(Principal Executive Officer)

/s/ Jason K. Park	Chief Financial Officer	December 3, 2021
Jason K. Park	(Principal Financial Officer)

/s/ Erik Bradbury	Chief Accounting Officer	December 3, 2021
Erik Bradbury	(Principal Accounting Officer)

*	Vice Chairman	December 3, 2021
Harry Evans Sloan

*	Director	December 3, 2021
Matthew Kalish

*	Director	December 3, 2021
Woodrow H. Levin

*	Director	December 3, 2021
Paul Liberman

*	Director	December 3, 2021
Shalom Meckenzie

*	Director	December 3, 2021
Jocelyn Moore

*	Director	December 3, 2021
Ryan R. Moore

*	Director	December 3, 2021
Valerie Mosley

*	Director	December 3, 2021
Steven J. Murray

Name	Position	Date
*	Director	December 3, 2021
Hany M. Nada

*	Director	December 3, 2021
John S. Salter

*	Director	December 3, 2021
Marni M. Walden

*By:	/s/ R. Stanton Dodge
R. Stanton Dodge
As Attorney-in-Fact